Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-232092

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 24, 2019)

2,000,000 Shares

Spirit of Texas Bancshares, Inc.

Common Stock

We are offering 2,000,000 shares of our common stock, no par value per share.

Our common stock is listed on The NASDAQ Global Select Market (“Nasdaq”), under the symbol “STXB.” The last reported sales price of our common stock on Nasdaq on July 23, 2019 was $22.10 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, and are eligible for reduced public company reporting requirements. Please see “Implications of Being an Emerging Growth Company” in this prospectus supplement.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-20 of this prospectus supplement and on page 7 of the accompanying base prospectus.

	Per Share	Total(1)
Public offering price	$21.5000	$43,000,000
Underwriting discounts and commissions(2)	$1.0750	$2,150,000
Proceeds, before expenses, to us	$20.4250	$40,850,000

(1)	Assumes no exercise of the underwriters’ option to purchase additional shares described below.
(2)	Please read “Underwriting” in this prospectus supplement for a description of all underwriting compensation payable in connection with this offering.

We have granted the underwriters an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to 300,000 additional shares of common stock from us on the same terms and conditions set forth above.

None of the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Texas Department of Savings and Mortgage Lending or any other regulatory authority has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not deposits, savings accounts or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The underwriters expect to deliver the shares of common stock to purchasers against payment in New York, New York on or about July 29, 2019, subject to customary closing conditions.

Joint Book-Running Managers

Stephens Inc.	Keefe, Bruyette & Woods
A Stifel Company

Co-Managers

Piper Jaffray	Sandler O’Neill + Partners, L.P.

Prospectus Supplement dated July 25, 2019.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock, including the price, the number of shares of our common stock being offered and the risks of investing in this offering of our common stock. The second part is the accompanying base prospectus, which gives more general information about the securities we may offer in one or more offerings from time to time under our shelf registration statement, some of which may not apply to this offering of common stock. Generally, when we refer to the “prospectus,” we are referring to this prospectus supplement and the accompanying base prospectus combined, including the documents incorporated by reference herein and therein. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include important information about us, the common stock being offered and other information you should know before investing. See “Incorporation of Certain Documents by Reference” in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by or on behalf of us relating to this offering of common stock. If the information about this offering of common stock varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement. We and the underwriters have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. The information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is only accurate and complete as of the dates shown in such documents, and any information we have incorporated by reference herein is only accurate and complete as of the date of the document incorporated by reference (or, with respect to particular information contained in such document, as of the date set forth within such document as the date as of which such particular information is provided), regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since such dates.

We and the underwriters are not making an offer to sell our common stock in any jurisdiction where an offer or sale is not permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for that person to make that offer or solicitation.

None of Spirit of Texas Bancshares, Inc., the underwriters or any of their respective representatives is making any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult your own legal, tax and business advisors regarding an investment in our common stock. Information in this prospectus supplement and the accompanying base prospectus is not legal, tax or business advice to any prospective investor.

Market Data

This prospectus supplement includes industry and trade association data, forecasts and information that we have prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys, government agencies and other information available to us, which information may be specific to particular markets or geographic locations. Some data is also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe these sources are reliable, we have not independently verified the information. Statements as to our market position are based on market data currently available to us. While we are not aware of any misstatements regarding our industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement, the accompanying base prospectus and our Annual Report on Form 10-K for the year ended December 31, 2018 (“2018 Form 10-K”). Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources.

Note Regarding Preferred Stock Conversion and Reverse Stock Split

On February 23, 2017, we issued 170,236 shares of our common stock to our holders of Series A preferred stock in connection with the conversion of 170,236 shares of our issued and outstanding Series A preferred stock into common stock. Our Series A preferred stock was economically equivalent to our common stock. On March 16, 2017, we effected a one-for-two reverse stock split. This prospectus supplement and the accompanying base prospectus reflects the impact of the foregoing preferred stock conversion and reverse stock split at the dates and for the periods presented unless otherwise noted.

Implications of Being an Emerging Growth Company

As a company with less than $1.07 billion in gross revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). We will continue to be an emerging growth company until the earliest to occur of: (1) December 31, 2023; (2) the last day of the fiscal year in which we have more than $1.07 billion in annual gross revenues; (3) the date on which we become a “large accelerated filer” under the Securities Exchange Act of 1934 (“Exchange Act”), as amended; or (4) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities. Until we cease to be an emerging growth company, we expect to take advantage of specified reduced reporting and other regulatory requirements generally unavailable to other public companies.

The JOBS Act also permits an “emerging growth company” to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to take advantage of this extended transition period, which means that the financial statements included in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, as well as any financial statements that we file in the future, will not be subject to all new or revised accounting standards generally applicable to public companies for the transition period for so long as we remain an emerging growth company or until we affirmatively and irrevocably opt out of the extended transition period under the JOBS Act.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying base prospectus and any other written or oral statements made by us from time to time may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Exchange Act. All statements, other than statements of historical fact, included in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, regarding our strategy, future operations, financial position, estimated revenues and income or losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, the words “plan,” “endeavor,” “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are (or were when made) based on current expectations and assumptions about future events and are (or were when made) based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should understand that the following important factors could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements:

•

risks related to the concentration of our business in Texas, and particularly in the Houston and Dallas/Fort Worth metropolitan areas, including risks associated with any downturn in the real estate sector and risks associated with a decline in the values of single family homes in our Texas markets;

•	general market conditions and economic trends nationally, regionally and particularly in our Texas markets, including a decrease in or the volatility of oil and gas prices;

•

risks related to our concentration in our primary markets, which are susceptible to severe weather events that could negatively impact the economies of our markets, our operations or our customers, any of which could have a material adverse effect on our business, financial condition and results of operations;

•

our ability to implement our growth strategy, including identifying and consummating suitable acquisitions, raising additional capital to finance such transactions, entering new markets, possible failures in realizing the anticipated benefits from such acquisitions and an inability of our personnel, systems and infrastructure to keep pace with such growth;

•	our ability to consummate our proposed merger with Chandler Bancorp, Inc. (“Chandler”);

•

risks related to the integration of any businesses we have acquired or expect to acquire, such as our proposed merger with Chandler and acquisition of First Beeville Financial Corporation (“Beeville”), including exposure to potential asset quality and credit quality risks and unknown or contingent liabilities, the time and costs associated with integrating systems, technology platforms, procedures and personnel;

•	our ability to recruit, develop and retain successful bankers that meet our expectations in terms of customer relationships and profitability;

•	our ability to retain executive officers and key employees and their customer and community relationships;

•	risks associated with the relatively unseasoned nature of a significant portion of our loan portfolio;

•	risks related to our strategic focus on lending to small to medium-sized businesses;

•	changes in Small Business Administration (“SBA”) loan products, including specifically the Section 7(a) program and Section 504 loans, or changes in SBA standard operating procedures;

•	risks associated with our ability to diligence our loans to and deposit accounts from foreign nationals;

•	the accuracy and sufficiency of the assumptions and estimates we make in establishing reserves for potential loan losses and other estimates;

•	the risk of deteriorating asset quality and higher loan charge-offs;

•	the time and effort necessary to resolve nonperforming assets;

•	risks associated with our commercial and industrial loan portfolio, including the risk for deterioration in value of the general business assets that generally secure such loans;

•	risks associated with our nonfarm, nonresidential and construction loan portfolios, including the risks inherent in the valuation of the collateral securing such loans;

•	potential changes in the prices, values and sales volumes of commercial and residential real estate securing our real estate loans;

•	risks related to the significant amount of credit that we have extended to a limited number of borrowers and in a limited geographic area;

•	our ability to maintain adequate liquidity;

•	our ability to raise necessary capital to fund our acquisition strategy and operations or to meet increased minimum regulatory capital levels;

•	material decreases in the amount of deposits we hold, or a failure to grow our deposit base as necessary to help fund our growth and operations;

•	changes in market interest rates that affect the pricing of our loans and deposits and our net interest income;

•	potential fluctuations in the market value and liquidity of our investment securities;

•	the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

•	our ability to maintain an effective system of disclosure controls and procedures and internal control over financial reporting;

•	risks associated with fraudulent and negligent acts by our customers, employees or vendors;

•	our ability to keep pace with technological change or difficulties when implementing new technologies;

•	risks associated with system failures or failures to protect against cybersecurity threats, such as breaches of our network security;

•	risks associated with data processing system failures and errors;

•	potential impairment on the goodwill we have recorded or may record in connection with business acquisitions;

•	the initiation and outcome of litigation and other legal proceedings against us or to which we become subject;

•	our ability to comply with various governmental and regulatory requirements applicable to financial institutions, including regulatory requirements to maintain minimum capital levels;

•

the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, such as implementation of the 2018 Economic Growth, Regulatory Relief, and Consumer Protection Act or further implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”);

•	changes in tariffs and trade barriers;

•	governmental monetary and fiscal policies, including the policies of the Board of Governors of the Federal Reserve System (“Federal Reserve”);

•	our ability to comply with supervisory actions by federal and state banking agencies;

•	changes in the scope and cost of Federal Deposit Insurance Corporation (“FDIC”) insurance and other coverage; and

•	systemic risks associated with the soundness of other financial institutions.

Other factors not identified above, including those described under the headings “Risk Factors” in this prospectus supplement, the accompanying base prospectus and our 2018 Form 10-K and in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the Securities and Exchange Commission (“SEC”) since the date of the 2018 Form 10-K that are incorporated by reference in this prospectus supplement, may also cause actual results to differ materially from those described in any forward-looking statements. Most of these factors are difficult to anticipate, are generally beyond our control and may prove to be inaccurate. You should consider these factors in connection with considering any forward-looking statements.

All forward-looking statements, expressed or implied, included in or incorporated by reference into this prospectus supplement and the accompanying base prospectus are expressly qualified in their entirety by this cautionary note. This cautionary note should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. You should not put undue reliance on any forward-looking statements.

Forward-looking statements speak only as of the date they were made. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the note in this section, to reflect new information obtained or events or circumstances that occur after the date any such forward-looking statement is made.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights some of the information contained in or incorporated by reference into this prospectus supplement and does not contain all of the information that you should consider before making an investment decision. You should carefully read this entire prospectus supplement, including the information set forth under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, together with the accompanying base prospectus, the information incorporated by reference herein and therein, including our 2018 Form 10-K and subsequent Quarterly Report on Form 10-Q and the financial statements (and the notes thereto) contained therein, and any other document to which we refer you, before making an investment decision.

Unless we state otherwise or the context otherwise requires, as used in this prospectus supplement, the terms “Company,” “we,” “our,” “us” and like terms refer collectively to Spirit of Texas Bancshares, Inc. and our subsidiaries, and the term “the Bank” refers to our wholly-owned banking subsidiary, Spirit of Texas Bank, SSB, a Texas state savings bank.

Unless otherwise indicated, information presented in this prospectus supplement assumes the underwriters’ option to purchase additional shares from us is not exercised.

Except as discussed under “—Recent Developments—Pending Merger with Chandler,” “—Merger with Beeville” and “—Selected Pro Forma Financial Data,” and as expressly stated otherwise, the discussion of the Company does not take into account the completion of our merger with Beeville or our proposed merger with Chandler.

Our Company

We are a Texas corporation and a registered bank holding company located in the Houston metropolitan area with headquarters in Conroe, Texas. Through our wholly-owned bank subsidiary, Spirit of Texas Bank SSB, we offer a broad range of commercial and retail banking services. Since our inception in 2008, we have implemented a growth strategy that includes organic loan and deposit generation through the establishment of de novo branches, as well as nine strategic acquisitions that have either strengthened our presence in existing markets or expanded our operations into new markets with attractive business prospects. Following the completion of the merger with Beeville (the “Beeville acquisition”), we now operate through 27 full-service branches and two loan production offices (“LPOs”) located primarily in the Houston, Dallas/Fort Worth, Bryan/College Station, San Antonio-New Braunfels and Corpus Christi metropolitan areas and North Central Texas. As of March 31, 2019, on a pro forma basis after giving effect to the Beeville acquisition, we had, on a consolidated basis, total assets of $1.9 billion, loans held for investment of $1.4 billion, total deposits of $1.6 billion and total stockholders’ equity of $236 million.

We are a business-focused bank that delivers relationship-driven financial services to small and medium-sized businesses and individuals in our market areas. Our philosophy is to target commercial customers whose businesses generate between $3 and $30 million of annual revenue. Our product offerings consist of a wide range of commercial products, including term loans and operating lines of credit to commercial and industrial companies; commercial real estate loans; construction and development loans; SBA loans; commercial deposit accounts; and treasury management services. In addition, our retail offerings include consumer loans, 1-4 single family residential real estate loans and retail deposit products.

Our History and Growth

Dean O. Bass founded our Company after successfully establishing, operating and selling, Royal Oaks Bank, a high growth de novo institution in the Central Houston area. We began operations in November 2008 with the acquisition of First Bank of Snook, a community bank with two branches, one in the Bryan/College Station metropolitan area and one in Snook, Texas. Including this initial acquisition, we have completed five whole-bank acquisitions. On July 24, 2019, we entered into a definitive agreement to acquire Chandler. Upon the completion of the proposed merger with Chandler, we expect to acquire Chandler’s seven additional banking locations in Tyler, Texas and the surrounding area. See “—Recent Developments—Pending Merger with Chandler.”

The following table summarizes the acquisitions that we have completed since our inception and excludes cash received and paid and other acquired liabilities:

Target Company / Seller	Acquisition Type	Market Area	Completion Date	Acquired Assets	Acquired Deposits
				(Dollars in millions)

Snook Bancshares, Inc.	Whole bank	College Station	11/17/2008	$38.6	$35.9
Third Coast Bank, SSB	Two branches	Houston	10/23/2009	9.2	18.6
Texas Community Bank, N.A.	Three branches	Houston	10/29/2011	42.9	58.9
Oasis Bank, SSB	Whole bank	Houston	11/30/2012	79.3	69.0
Peoples Bank	Whole bank	Dallas/Fort Worth	07/13/2013	70.8	60.8
Texas Community Bank, N.A.	FDIC-assisted	Houston	12/13/2013	134.1	118.7
PlainsCapital Bank	One branch	Houston	06/24/2016	4.4	36.7
Comanche National Corporation	Whole bank	Dallas/Fort Worth	11/14/2018	299.1	297.5
First Beeville Financial Corporation	Whole bank	San Antonio-New Braunfels/Corpus Christi	04/02/2019	405.1	399.5

These transactions have resulted in our Company being the third most active acquirer among Texas-based banks since 2008 (based on number of transactions), according to data obtained through S&P Global Market Intelligence (“S&P Global”). These acquisitions demonstrate our ability to identify acquisition targets, negotiate and execute definitive agreements and integrate different systems and cultures into our own. In addition, we have proven our ability to leverage the new capabilities obtained through these acquisitions as evidenced by strong organic growth in acquired markets and continuously enhanced product offerings for our customers.

Today, we have 27 full-service branches and two LPOs across six Texas markets—Houston, Dallas/Fort Worth, Bryan/College Station, San Antonio-New Braunfels and Corpus Christi metropolitan areas and North Central Texas. We believe our exposure to these dynamic and complementary markets provides us with economic diversification and the opportunity for expansion across Texas.

We have experienced significant growth since our formation while maintaining strong credit metrics, as demonstrated by:

•	our balance sheet growth, with a compound annual growth rate (“CAGR”) of 19% in assets, 16% in loans held for investment and 20% in deposits from December 31, 2015 to March 31, 2019;

•	our noninterest bearing deposit growth, with a CAGR of 28% from December 31, 2015 to March 31, 2019; and

•	our earnings growth, with a CAGR of 36% in net income and 26% in diluted earnings per common share from the twelve months ending December 31, 2015 to the twelve months ending December 31, 2018.

Our Growth Strategy

We believe we have managed our Company’s growth successfully since inception, and plan to continue our strategy of organic and acquisitive growth, as outlined below:

•

Organic Growth. Our organic growth strategy involves building upon the relationships of our 50 commercial lenders and SBA lenders as of March 31, 2019, who we believe have additional capacity to grow the loan portfolio. We have designed our incentive plans to emphasize strong credit quality, loan growth and deposit growth. From December 31, 2015 to March 31, 2019, we have grown loans held for investment and deposits by $427.1 million and $541.9 million, or 62% and 82%, respectively. We intend to further penetrate our current market areas by leveraging our lending relationships and continuing to hire additional junior and senior lenders. Our senior lenders typically have 15-30 years of experience and are supported by our junior lenders. We hire junior lenders, initially in a credit analyst support capacity, so that we may conduct training in-house and in accordance with our lending methodologies and philosophies. We incentivize our senior lenders to incorporate our junior lenders into our book of business by compensating our senior lenders, in part, based on region-wide performance, as opposed to compensation based entirely on the senior lender’s individual portfolio. This program is an integral part of our lending and credit culture.

During 2018, to expand our lending capacity, we hired six senior lenders in the Houston and Dallas/Fort Worth metropolitan areas. Collectively, they have 132 years of banking experience in their respective markets. Additionally, we hired a deposit sourcing specialist in the Bryan/College Station market. We expect these professionals will generate and maintain meaningful loan and deposit portfolios, while also continuing our focus on increasing core deposits to fund loan growth. We intend to continue to seek out talented bankers that are a good cultural fit and have long standing business relationships in our markets. In addition to leveraging our current platform and hiring key personnel to drive organic growth, we also look for opportunities to open de novo branches in existing and new markets. Before entering a new market, we have historically identified a lending team that is experienced and seasoned in that market and opened an LPO, with the ultimate goal of establishing a full-service branch.

•

Growth Through Acquisitions. Throughout our history, we have supplemented our organic growth through both whole bank and branch acquisitions, as well as an FDIC-assisted acquisition, and we intend to continue our strategy of opportunistically acquiring Texas-based community banks and branches within and outside our current footprint. Having a publicly traded stock and enhanced access to the capital markets has improved our ability to compete for quality acquisitions. We seek acquisitions that provide meaningful financial and strategic benefits, long-term organic growth opportunities and expense reductions, without compromising our risk profile. When evaluating acquisition targets, we focus our efforts on banks with successful operating histories, stable core deposits, sound asset quality and strong banking talent. We seek banking markets with attractive demographics, favorable competitive dynamics and potential consolidation opportunities. In an effort to source future potential acquisitions, our management team maintains an active calling effort with banks that fit our acquisition criteria. With approximately 350 banks headquartered in Texas with total assets less than $1.0 billion, we believe we will have additional opportunities for acquisitions both within and outside our current footprint.

Our Market Area

Our primary markets are the Houston, Dallas/Fort Worth, Bryan/College Station, San Antonio-New Braunfels and Corpus Christi metropolitan areas and North Central Texas. We expect to continue to grow within our current markets, as well as expand into new markets, including Tyler, Texas and the surrounding areas with the pending acquisition of Chandler and its subsidiary bank, Citizens State Bank (“Citizens State Bank”). We believe the markets that we serve are a key factor in our growth and success, and offer stability and steady growth, as well as economic diversification.

According to S&P Global, Texas is the second most populous state in the country with a population of 29.0 million as of January 2019. Over 50% of the Texas population lives within our markets of operation. Additionally, the five-year Texas population growth from 2019 to 2024 is projected to be 7.0% compared to 3.6% for the nation as a whole over the same period.

Recent Developments

Pending Merger with Chandler

On July 24, 2019, we entered into an Agreement and Plan of Reorganization (the “merger agreement”) with Chandler, the parent holding company of Citizens State Bank. The merger agreement provides that the following transactions will occur in immediate succession: (i) Chandler will merge with and into the Company, with the Company continuing as the surviving corporation in the merger, (ii) Chandler Bancorp of Nevada, Inc., a Nevada corporation and wholly-owned subsidiary of Chandler, will merge with and into the Company, with the Company continuing as the surviving corporation in the second merger, and (iii) Citizens State Bank will merge with and into the Bank, with the Bank continuing as the surviving bank in the bank merger, all as part of the same transaction (the “Chandler acquisition”).

Subject to the terms of the merger agreement, at the effective time of the merger with Chandler, all of the outstanding shares of Chandler common stock will be converted into the right to receive, in the aggregate, (i) $19,164,000 in cash (the “cash consideration”), and (ii) 2,100,000 shares of our common stock (the “stock consideration”), subject to certain adjustments.

The merger agreement contains customary representations and warranties and covenants by us and Chandler and limited representations and warranties and covenants by the sole shareholder of Chandler. The transaction is subject to customary closing conditions, including the receipt of regulatory approvals. The merger with Chandler was approved by Kidd Partners, Ltd., the sole shareholder of Chandler (“Kidd Partners”), on July 24, 2019 in connection with the execution of the merger agreement. In addition, we have granted Kidd Partners “piggy-back” registration rights with respect to the shares of our common stock that it will receive in the merger with Chandler. We also agreed to add Steven Gregory Kidd, the general partner of Kidd Partners, to our board of directors and to add Mr. Kidd and another director of Chandler or Citizens State Bank of our choosing to the board of directors of the Bank.

Chandler, through its wholly-owned subsidiary, Citizens State Bank established in 1967, is a full-service community bank with seven office locations in Tyler, Texas and the surrounding areas. As of June 30, 2019, Chandler had, on a consolidated basis, total assets of $349.1 million, total loans of $274.5 million, total deposits of $265.7 million and total shareholders’ equity of $39.0 million. The Chandler acquisition is expected to close in the fourth quarter of 2019, subject to the satisfaction of customary closing conditions, including regulatory approvals.

There can be no assurance that the Chandler acquisition will be completed in the anticipated time frame, or at all, or that the anticipated benefits of the Chandler acquisition will be realized. In addition, this offering is not conditioned on, and is expected to be consummated before, the closing of the Chandler acquisition. Accordingly, if you decide to purchase shares of common stock in this offering, you should be willing to do so whether or not we complete the Chandler acquisition.

Preliminary Second Quarter 2019 Results

For the three months ended June 30, 2019, net income was $5.8 million and diluted earnings per share was $0.41, compared to net income of $2.7 million and diluted earnings per share of $0.29 for the three months ended

June 30, 2018. The net income for the three months ended June 30, 2019 resulted in an annualized return on average assets of 1.26% and an annualized return on average shareholders’ equity of 10.8%, compared to an annualized return on average assets of 1.02% and an annualized return on average shareholders’ equity of 9.0% for the three months ended June 30, 2018. We incurred $116 thousand of after-tax legal expenses during the three months ended June 30, 2019 in connection with the pending Chandler acquisition and the completion of the Beeville acquisition and related activities.

As of June 30, 2019, total assets were $1.9 billion, gross loans held for investment were $1.4 billion, total deposits were $1.6 billion, and noninterest-bearing deposits were $368.5 million. As of June 30, 2019, total shareholders’ equity was $244.1 million and book value was $17.70 per share. As of June 30, 2018, total assets were $1.1 billion, gross loans held for investment were $917.5 million, total deposits were $844.7 million, and noninterest-bearing deposits were $183.6 million. As of June 30, 2018, total shareholders’ equity was $148.0 million and book value was $15.12 per share.

BDO USA, LLP, our independent registered public accounting firm, has not completed its review procedures with respect to these preliminary financial results. Accordingly, our final results for the three month period ending June 30, 2019 may not be consistent with these preliminary financial results. See “Risk Factors” in this prospectus supplement, the accompanying base prospectus and our 2018 Form 10-K and “Cautionary Note Regarding Forward-Looking Statements.”

Merger with Beeville

On April 2, 2019, we completed the Beeville acquisition. Beeville was merged with and into the Company, with the Company continuing as the surviving corporation, pursuant to the Agreement and Plan of Reorganization, dated as of November 27, 2018, by and between the Company and Beeville. Immediately after the Beeville acquisition, The First National Bank of Beeville, a national banking association and wholly-owned subsidiary of Beeville, merged with and into the Bank, with the Bank continuing as the surviving bank.

We issued 1,579,268 shares of our common stock and paid $32.4 million in cash to holders of Beeville common stock upon completion of the Beeville acquisition. Pro forma information giving effect to the closing of the Beeville acquisition and historical financial statements of Beeville may be found in our Current Report on Form 8-K/A filed with the SEC on May 28, 2019.

Corporate Information

Our principal executive offices are located at 1836 Spirit of Texas Way, Conroe, Texas 77301, and our telephone number is (936) 521-1836. Our website is www.sotb.com. We make our periodic reports and other information filed with, or furnished to, the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with, or furnished to, the SEC. The information on, or otherwise accessible through, our website is not incorporated by reference herein and does not, and you must not consider that information to, constitute a part of this prospectus supplement or accompanying base prospectus.

THE OFFERING

Issuer	Spirit of Texas Bancshares, Inc.

Shares of common stock offered by us	2,000,000 shares (or 2,300,000 shares if the underwriters exercise in full their option to purchase additional shares).

Shares of common stock to be outstanding after the offering	15,793,232 shares (or 16,093,232 shares if the underwriters exercise in full their option to purchase additional shares).(1)

Public offering price per share	$21.50

Use of proceeds	We intend to use approximately (i) $19.2 million of the net proceeds from this offering to fund the cash consideration to be paid in the Chandler acquisition, and (ii) $21.0 million of the net proceeds from this offering to pay off our line of credit with a third-party lender. We intend to use the remaining net proceeds from this offering for general corporate purposes, which may include, among other things, investments in or advances to the Bank, working capital, capital expenditures, stock repurchases, other debt repayment or the financing of possible acquisitions.

If we do not complete the Chandler acquisition, we intend to use the net proceeds from this offering to pay off our line of credit with a third-party lender and for the general corporate purposes listed above. This offering is not conditioned on, and is expected to be consummated before, the closing of the Chandler acquisition. See “Use of Proceeds” in this prospectus supplement.

Risk factors	You should carefully read and consider the information set forth under the heading “Risk Factors” in this prospectus supplement, the accompanying base prospectus and our 2018 Form 10-K, which is incorporated by reference into this prospectus supplement, along with all other information included in and incorporated by reference into this prospectus supplement and the accompanying base prospectus before deciding to invest in our common stock.

Listing and trading symbol	Our common stock is listed on The NASDAQ Global Select Market (“Nasdaq”) under the symbol “STXB.”

Lock-up agreement	Each of our directors and executive officers has entered into lock-up agreements, which restrict such persons from engaging in certain transactions in our securities for a period of 90 days from the date of this prospectus supplement without the consent of the underwriters, subject to certain exceptions. See “Underwriting—Lock-Up Agreements” in this prospectus supplement for a description of the terms, including any exceptions to the provisions of these agreements.

Directed share program	We have reserved up to 5% of the shares of our common stock being offered by this prospectus supplement for sale at the public offering price to specified directors, executive officers, employees and persons having relationships with us.

(1)	The number of shares of common stock to be outstanding immediately following this offering is based on 13,793,232 shares of our common stock outstanding as of July 23, 2019 and excludes:

•

1,220,797 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $13.86 per share (984,642 shares of which were exercisable), as of July 23, 2019;

•	50,585 shares of common stock underlying outstanding restricted stock units that were not fully vested as of July 23, 2019;

•	29,012 shares of our common stock issuable upon exercise of warrants at an exercise price of $12.04 per share as of July 23, 2019; and

•	2,100,000 shares of our common stock that we expect to issue to Chandler’s sole shareholder as the stock consideration in the Chandler acquisition.

SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

The following table presents selected financial information for our Company on an unaudited pro forma combined condensed consolidated basis as of and for the three months ended March 31, 2019, reflecting the Beeville acquisition, which was completed on April 2, 2019. The full unaudited pro forma combined condensed consolidated balance sheet as of March 31, 2019, and the unaudited pro forma combined condensed consolidated statements of income for the three months ended March 31, 2019 and the year ended December 31, 2018, including certain assumptions and adjustments described in the notes thereto, giving effect to the closing of the Beeville acquisition, may be found in our Current Report on Form 8-K/A filed with the SEC on May 28, 2019, which should be read in conjunction with this table and such Current Report on Form 8-K/A is incorporated by reference in this prospectus supplement. The unaudited pro forma combined consolidated financial information is set forth as if the Beeville acquisition had become effective on March 31, 2019, with respect to consolidated balance sheet information, and as of January 1, 2018, with respect to consolidated statement of income information, and includes 1,579,268 shares of our common stock and approximately $32.4 million in cash paid as consideration to the Beeville shareholders in the Beeville acquisition.

You should not rely on the unaudited pro forma combined consolidated amounts as they are not necessarily indicative of the operating results or financial position that would have occurred if the Beeville acquisition had been completed as of the dates indicated, nor are they necessarily indicative of the future operating results or financial position of our Company on a combined basis. The pro forma information presents the financial characteristics of our Company on an unaudited pro forma combined consolidated basis under one set of assumptions, but does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of restructuring and merger-related costs, or other factors that may result as a consequence of the transactions and, accordingly, does not attempt to predict or suggest future results.

As of March 31, 2019
(in thousands)
Selected Unaudited Pro Forma Combined Consolidated Balance Sheet Information
Assets
Cash and cash equivalents	$149,851
Investment securities	190,868
Loans held for sale	6,300
Loans, net	1,405,379
Premises and equipment	63,523
Core deposit intangible	13,854
Goodwill	42,455
Total assets	1,910,159
Liabilities and Stockholders’ Equity
Total deposits	1,597,935
Advances from Federal Home Loan Bank	65,676
Deferred tax liability, net	449
Other liabilities	10,370
Total liabilities	1,674,430
Total stockholders’ equity	235,729

For The Three Months Ended March 31, 2019
(in thousands, except per share data)
Selected Unaudited Pro Forma Combined Consolidated Statement of Income Information
Total interest income	$24,162
Total interest expense	3,990
Net interest income	19,243
Total noninterest income	3,341
Total noninterest expense	15,900
Net income	5,419

Basic earnings per share	$0.39
Diluted earnings per share	$0.38

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table sets forth certain of our selected historical consolidated financial information for each of the periods indicated. The selected historical consolidated financial data as of and for the years ended December 31, 2018 and 2017 has been derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement. The selected historical consolidated financial data as of and for the years ended December 31, 2016 and 2015 has been derived from our audited consolidated financial statements not incorporated by reference into this prospectus supplement. The selected historical consolidated financial data as of and for the three months ended March 31, 2019 and 2018 has been derived from our unaudited consolidated financial statements incorporated by reference into this prospectus supplement, each of which have been prepared on a basis consistent with our audited consolidated financial statements. Our management believes that such amounts reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of our results of operations and financial condition as of the dates and for the interim periods indicated. The historical results set forth below are not necessarily indicative of our Company’s future performance.

The following table should be read together with, and is qualified in its entirety by reference to, our historical consolidated financial statements and the accompanying notes incorporated by reference from our 2018 Form 10-K and Quarterly Report on Form 10-Q for the period ended March 31, 2019, each of which is incorporated herein by reference. The table should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated herein by reference from our 2018 Form 10-K and our Quarterly Report on Form 10-Q for the period ended March 31, 2019.

	As of and for the Three Months Ended March 31,		As of and for the Year Ended December 31,
	2019	2018	2018	2017	2016	2015
	(In thousands, except per share data)
Selected Period-End Balance Sheet Data:
Total assets	$1,477,184	$1,039,478	$1,466,753	$1,030,298	$980,489	$843,768
Loans held for sale	6,300	4,530	3,945	3,814	4,003	6,320
Loans held for investment	1,115,995	882,101	1,092,940	869,119	772,861	688,850
Allowance for loan and lease losses	(6,569)	(5,727)	(6,286)	(5,652)	(4,357)	(3,076
Loans, net	1,109,426	876,374	1,086,654	863,467	768,504	685,774
Total deposits	1,203,252	840,963	1,182,648	835,368	814,438	661,391
Short-term borrowings	—	15,000	12,500	15,000	5,000	40,000
Long-term borrowings	65,676	75,203	67,916	76,411	66,016	51,850
Total stockholders’ equity	203,976	102,979	198,796	99,139	92,896	87,927
Selected Period-End Income Statement Data:
Total interest income	$18,884	$12,653	$57,339	$46,907	$40,210	$38,767
Total interest expense	3,449	2,272	10,324	8,328	6,730	5,526
Net interest income	15,435	10,381	47,015	38,579	33,480	33,241
Provision for loan losses	849	339	2,160	2,475	1,617	1,580
Net interest income after provision for loan losses	14,586	10,042	44,855	36,104	31,863	31,661
Total noninterest income	3,057	2,588	10,489	9,638	8,342	7,871
Total noninterest expense	13,004	10,126	43,364	37,402	34,881	33,496
Income before income tax expense	4,639	2,504	11,980	8,340	5,324	6,036
Income tax expense	829	491	2,002	3,587	1,609	2,094
Net income	3,810	2,013	9,978	4,753	3,715	3,942

	As of and for the Three Months Ended March 31,		As of and for the Year Ended December 31,
	2019	2018	2018	2017	2016	2015
	(In thousands, except per share data)
Selected Share and Per Share Data:(1)
Earnings per common share—Basic	$0.31	$0.27	$1.08	$0.65	$0.51	$0.55
Earnings per common share—Diluted	0.30	0.27	1.03	0.63	0.50	0.52
Book value per share(2)	16.72	13.76	16.42	13.62	12.83	12.15
Tangible book value per share(3)	14.58	12.71	14.21	12.52	11.63	10.95
Weighted average common shares outstanding—Basic	12,152,558	7,348,992	9,258,216	7,268,297	7,235,479	7,230,023
Weighted average common shares outstanding—Diluted	12,607,445	7,543,606	9,642,408	7,554,458	7,375,945	7,578,755
Shares outstanding at end of period	12,195,891	7,486,611	12,103,753	7,280,183	7,239,763	7,234,738
Selected Performance Ratios:
Return on average assets(4)	1.06%	0.79%	0.89%	0.47%	0.41%	0.49%
Return on average stockholders’ equity(4)	7.65	8.09	6.77	4.88	4.09	4.49
Net interest margin(4)(5)	4.69	4.41	4.60	4.19	4.09	4.54
Noninterest expense to average assets(4)	3.57	3.93	3.85	3.71	3.86	4.15
Efficiency ratio	70.32	78.08	75.41	77.57	83.40	81.47
Average interest-earning assets to average interest-bearing liabilities	1.35	1.27	131.04	126.42	125.04	125.69
Loans to deposits	92.75	104.89	92.41	104.04	94.90	104.15
Yield on interest-earning assets	5.69	5.38	5.55	4.97	4.79	5.18
Cost of interest-bearing liabilities	1.40	1.22	1.31	1.12	1.00	0.93
Interest rate spread	4.29	4.16	4.24	3.85	3.79	4.25
Asset and Credit Quality Ratios:
Nonperforming loans to loans held for investment	0.52%	0.44%	0.49%	0.41%	0.49%	0.35%
Nonperforming assets to loans plus OREO	0.57	0.47	0.56	0.42	0.50	0.39
Nonperforming assets to total assets	0.43	0.40	0.42	0.35	0.39	0.32
Net charge-offs to average loans(4)	0.21	0.12	0.16	0.14	0.05	0.08
Allowance for loan losses to nonperforming loans	113.40	148.14	118.18	157.22	114.45	128.49
Allowance for loan losses to loans held for investment	0.59	0.65	0.58	0.65	0.56	0.45
Capital Ratios:
Average equity to average total assets	13.86%	9.80%	13.09%	9.66%	10.04%	10.88%
Tangible equity to tangible assets(6)	12.25	9.23	11.94	8.92	8.67	9.49

(1)

All share and per share information reflects the conversion of 170,236 shares of our issued and outstanding Series A preferred stock into common stock on February 23, 2017 and the one-for-two reverse stock split that occurred on March 16, 2017 as if they had occurred on January 1, 2015.

(2)	Book value per share is calculated as total stockholders’ equity at the end of the relevant period divided by the outstanding number of shares of our common stock at the end of the relevant period.
(3)

Tangible book value per share is calculated as total stockholders’ equity less goodwill and other intangible assets, net of accumulated amortization at the end of the relevant period, divided by the outstanding number of shares of our common stock at the end of the relevant period. Tangible book value per share is a non-GAAP financial measure. The most directly comparable GAAP financial measure is book value per share. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures under the heading “Non-GAAP Financial Measures” below.

(4)	Interim periods annualized.
(5)

Net interest margin is shown on a fully taxable equivalent basis, which is a non-GAAP financial measure. We calculate the GAAP-based net interest margin as interest income divided by average interest-earning assets. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP under the heading “Non-GAAP Financial Measures” below.
(6)

Tangible equity is calculated as total stockholders’ equity less goodwill and other intangible assets, net of accumulated amortization, and tangible assets is calculated as total assets less goodwill and other intangible assets, net of accumulated amortization. Tangible equity to tangible assets is a non-GAAP financial measure. The most directly comparable GAAP financial measure is total stockholders’ equity to total assets. See our reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures under the heading “Non-GAAP Financial Measures” below.

Non-GAAP Financial Measures

Our accounting and reporting policies conform to GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional financial measures discussed in this prospectus supplement as being non-GAAP financial measures. We classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP.

The non-GAAP financial measures that we discuss in this prospectus supplement should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this prospectus supplement may differ from that of other banking organizations reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures we have discussed in this prospectus supplement when comparing such non-GAAP financial measures.

Tangible Book Value Per Share

Tangible book value per share is a non-GAAP financial measure generally used by investors, financial analysts and investment bankers to evaluate financial institutions. We calculate (1) tangible book value per share as tangible equity divided by shares of common stock outstanding at the end of the respective period, and (2) tangible equity as common stockholders’ equity less goodwill and other intangible assets, net of accumulated amortization. The most directly comparable GAAP financial measure for tangible book value per share is book value per share.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible equity and presents our tangible book value per share compared to our book value per share:

	As of and for the Three Months Ended March 31,		As of and for the Year Ended December 31,
	2019	2018	2018	2017	2016	2015
	(In thousands, except per share data)
Total stockholders’ equity	$203,976	$102,979	$198,796	$99,139	$92,896	$87,927
Less:
Goodwill and other intangible assets	26,207	7,796	26,811	7,971	8,674	8,703

Tangible stockholders’ equity	$177,769	$95,183	$171,985	$91,168	$84,222	$79,224

Shares outstanding	12,195,891	7,486,611	12,103,753	7,280,183	7,239,763	7,234,738
Book value per share	$16.72	$13.76	$16.42	$13.62	$12.83	$12.15
Less:
Goodwill and other intangible assets per share	2.14	1.05	2.21	1.10	1.20	1.20

Tangible book value per share	$14.58	$12.71	$14.21	$12.52	$11.63	$10.95

Net Interest Margin

We show net interest margin on a fully taxable equivalent basis, which is a non-GAAP financial measure.

We believe the fully taxable equivalent basis is the preferred industry measurement basis for net interest margin and that it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The following table reconciles, as of the dates set forth below, net interest margin on a fully taxable equivalent basis:

	As of and for the Three Months Ended March 31,		As of and for the Year Ended December 31,
	2019	2018	2018	2017	2016	2015
	(In thousands, except per share data)
Net interest margin—GAAP basis:
Net interest income	$15,435	$10,381	$47,015	$38,579	$33,840	$33,241
Average interest-earning assets	1,346,104	953,749	1,032,553	943,025	839,109	748,499
Net interest margin	4.65%	4.41%	4.55%	4.09%	3.99%	4.44%
Net interest margin—Non-GAAP basis:
Net interest income	$15,435	$10,381	$47,015	$38,579	$33,840	$33,241
Plus:
Impact of fully taxable equivalent adjustment	138	116	558	935	811	728

Net interest income on a fully taxable equivalent basis	$15,573	$10,497	$47,573	$39,514	$34,291	$33,969

Average interest-earning assets	$1,346,104	$953,749	$1,032,553	$943,025	$839,109	$478,499
Net interest margin on a fully taxable equivalent basis—Non-GAAP basis	4.69%	4.46%	4.60%	4.19%	4.09%	4.54%

Tangible Equity to Tangible Assets

Tangible equity to tangible assets is a non-GAAP financial measure generally used by investors, financial analysts and investment bankers to evaluate financial institutions. We calculate tangible equity, as described above in “—Tangible Book Value Per Share,” and tangible assets as total assets less goodwill and core deposit intangibles and other intangible assets, net of accumulated amortization. The most directly comparable GAAP financial measure for tangible equity to tangible assets is total common stockholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, each exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing both total stockholders’ equity and assets without increasing our tangible equity or tangible assets.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible equity and total assets to tangible assets:

	As of and for the Three Months Ended March 31,		As of and for the Year Ended December 31,
	2019	2018	2018	2017	2016	2015
	(In thousands, except per share data)
Total stockholders’ equity to total assets—GAAP basis:
Total stockholders’ equity (numerator)	$203,976	$102,979	$198,796	$99,139	$92,896	$87,927
Total assets (denominator)	1,477,184	1,039,478	1,466,753	1,030,298	980,489	843,768
Total stockholders’ equity to total assets	13.80%	9.91%	13.55%	9.62%	9.47%	10.42%
Tangible equity to tangible assets—Non-GAAP basis:
Tangible equity:
Total stockholders’ equity	$203,976	$102,979	$198,796	$99,139	$92,896	$87,927
Less:
Goodwill and other intangible assets	26,207	7,796	26,811	7,971	8,674	8,703

Total tangible stockholders’ equity (numerator)	$177,769	$95,183	$171,985	$91,168	$84,222	$79,224

Tangible assets:
Total assets	$1,477,184	$1,039,478	$1,466,753	$1,030,298	$980,489	$843,768
Less:
Goodwill and other intangible assets per share	26,207	7,796	26,811	7,971	8,674	8,703

Total tangible assets (denominator)	$1,450,977	$1,031,682	1,439,942	1,022,327	971,815	835,065

Tangible equity to tangible assets	12.25%	9.23%	11.94%	8.92%	8.67%	9.49%

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider all of the information contained in this prospectus supplement, including the risks and uncertainties described below and under “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, and the other documents incorporated by reference into this prospectus supplement, including the risks and uncertainties described under “Risk Factors” in the accompanying base prospectus and our 2018 Form 10-K, before making an investment decision. If any of such risks and uncertainties actually occur, our business, financial condition and results of operations could be adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to the Chandler Acquisition and our Growth Strategy

Even if this offering is completed, the Chandler acquisition may not be consummated, which could have an adverse impact on the value of our common stock or leave the Company with excess capital that cannot be profitably deployed.

We expect the Chandler acquisition to close during the fourth quarter of 2019, but the acquisition is subject to a number of closing conditions. Satisfaction of many of these conditions is beyond our control. If these conditions are not satisfied or waived, the Chandler acquisition will not be completed. Certain of the conditions that remain to be satisfied include, but are not limited to:

•	the continued accuracy of the representations and warranties made by the parties in the merger agreement;

•	the performance by each party of its respective obligations under the merger agreement;

•	the receipt of required regulatory approvals, including the approval of the Federal Reserve and the approval of the Texas Department of Savings and Mortgage Lending (“TDSML”);

•	the absence of any injunction, order or decree restraining, enjoining or otherwise prohibiting the Chandler acquisition; and

•	the absence of any material adverse change in the financial condition, business or results of operations of Chandler and Citizens State Bank;

As a result, the Chandler acquisition may not close as scheduled, or at all. In addition, either the Company or Chandler may terminate the merger agreement under certain circumstances. The closing of this offering is not conditioned on, and is expected to be consummated before, the closing of the Chandler acquisition. Accordingly, if you decide to purchase shares of our common stock in this offering, you should be willing to do so whether or not we complete the Chandler acquisition. If we do not complete the Chandler acquisition, we intend to use the net proceeds from this offering to pay off our line of credit with a third-party lender and for general corporate purposes, which may include, among other things, investments in or advances to the Bank, working capital, capital expenditures, stock repurchases, other debt repayment or the financing of possible acquisitions. There is no assurance that we will be able to profitably deploy the proceeds from this offering if the Chandler acquisition is not consummated. Failure to complete the Chandler acquisition or any delays in completing the Chandler acquisition could have an adverse impact on our future business, operations and results of operations and could negatively impact the price of our common stock.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that we do not anticipate or cannot be met.

Before the Chandler acquisition may be completed, various approvals or waivers must be obtained from bank regulatory authorities, including the Federal Reserve, the FDIC and the TDSML. These regulators may impose conditions on the completion of, or require changes to the terms of, the Chandler acquisition. Such conditions or changes and the process of obtaining regulatory approvals or waivers could have the effect of delaying completion of the Chandler acquisition or of imposing additional costs or limitations on us following the completion of the Chandler acquisition. The regulatory approvals or waivers may not be received at all, may not be received in a timely fashion or may contain conditions on the completion of the Chandler acquisition that are burdensome, not anticipated or cannot be met. If the completion of the Chandler acquisition is delayed, including by a delay in receipt of necessary governmental approvals or waivers, the business, financial condition and results of operations of the Company and Chandler may also be materially adversely affected.

We may be unsuccessful in integrating the operations of the businesses we have acquired or expect to acquire in the future, including Chandler.

From time to time, we evaluate and acquire businesses that we believe complement our existing business. The acquisition component of our growth strategy depends on the successful integration of these acquisitions. We face numerous risks and challenges to the successful integration of acquired businesses, including the following:

•	the potential for unexpected costs, delays and challenges that may arise in integrating acquisitions into our existing business;

•	limitations on our ability to realize the expected cost savings and synergies from an acquisition;

•	challenges related to integrating acquired operations, including our ability to retain key employees and maintain relationships with significant customers and depositors;

•	challenges related to the integration of businesses that operate in new geographic areas, including difficulties in identifying and gaining access to customers in new markets; and

•	the discovery of previously unknown liabilities following an acquisition associated with the acquired business.

If we are unable to successfully integrate the businesses we acquire, our business, financial condition and results of operations may be materially adversely affected.

The Chandler acquisition could result in unexpected disruptions on the combined business.

In response to the announcement of the Chandler acquisition, Chandler’s customers may cease or reduce their business with Chandler, which could negatively affect our combined business operations. Similarly, current or prospective employees of us or of Chandler may experience uncertainty about their future roles with the combined entity. This may adversely affect our ability to attract and retain key management, banking and other personnel. In addition, the diversion of the attention of our respective management teams away from day-to-day operations during the negotiation and pendency of the Chandler acquisition could have an adverse effect on the financial condition and operating results of either us or Chandler.

We may fail to realize some or all of the anticipated benefits of the Chandler acquisition.

The success of the Chandler acquisition will depend, in part, on our ability to realize the anticipated benefits and cost savings from combining our business with Chandler’s business. However, to realize these anticipated benefits and cost savings, we must successfully combine both businesses. If we are not able to achieve these objectives, the anticipated benefits and cost savings of the Chandler acquisition may not be realized fully, or at all, or may take longer to realize than we expect.

We will incur significant transaction and merger-related integration costs in connection with the Chandler acquisition.

We expect to incur significant costs associated with completing the Chandler acquisition and integrating Chandler’s operations into our operations and are continuing to assess the impact of these costs. Although we believe that the elimination of duplicate costs, as well as the realization of other efficiencies related to the integration of Chandler’s business with our business, will offset incremental transaction and merger-related costs over time, this net benefit may not be achieved in the near term, or at all.

The Chandler acquisition may be completed on different terms from those contained in the merger agreement.

Prior to the completion of the Chandler acquisition, we and Chandler may, by mutual agreement, amend or alter the terms of the merger agreement, including with respect to, among other things, the consideration payable by us to Chandler’s sole shareholder or any covenants or agreements with respect to the parties’ respective operations during the pendency thereof. Any such amendments or alterations may have negative consequences to us.

We may not be able to implement aspects of our growth strategy or new bank office facilities and other facilities may not be profitable.

Our growth strategy contemplates the future expansion of our business and operations both organically and through acquisitions. Implementing these aspects of our growth strategy depends, in part, on our ability to successfully identify acquisition opportunities and strategic partners that will complement our operating philosophy and to successfully integrate their operations with ours, as well as to generate loans and deposits within acceptable risk and expense tolerances. To successfully acquire or establish banks or banking offices, we must be able to correctly identify profitable or growing markets, as well as attract the necessary relationships and high caliber banking personnel to make these new banking offices profitable. In addition, we may not be able to identify suitable opportunities for further growth and expansion or, if we do, we may not be able to successfully integrate these new operations into our business.

As consolidation of the financial services industry continues, the competition for suitable acquisition candidates may increase. We will compete with other financial services companies for acquisition opportunities, and many of these competitors have greater financial resources than we do and may be able to pay more for an acquisition than we are able or willing to pay.

We can offer no assurance that we will have opportunities to acquire other financial institutions, or that we will complete the Chandler acquisition, or acquire or establish any new branches or mortgage offices, or that we will be able to negotiate, finance and complete any opportunities available to us.

Additionally, we may not be able to organically expand into new markets that are profitable for our franchise. The costs to start up new bank branches and loan production offices in new markets and the additional costs to operate these facilities would increase our non-interest expense and may decrease our earnings. It may be difficult to adequately and profitably manage our growth through the establishment of bank branches and loan production offices in new markets. In addition, we can provide no assurance that our expansion into any such new markets will successfully attract enough new business to offset the expenses of their operation. If we are not able to do so, our earnings and stock price may be negatively impacted.

The success of our growth strategy depends on our ability to identify and retain individuals with experience and relationships in the markets in which we intend to expand.

Our growth strategy contemplates that we will expand our business and operations to other markets. We intend to primarily target market areas that we believe possess attractive demographic, economic or competitive characteristics. To expand into new markets successfully, we must identify and retain experienced key management members with local expertise and relationships in these markets. Competition for qualified personnel in the markets in which we may expand may be intense, and there may be a limited number of qualified persons with knowledge of and experience in the commercial banking industry in these markets. Even if we identify individuals that we believe could assist us in establishing a presence in a new market, we may be unable to recruit these individuals away from other banks or may be unable to do so at a reasonable cost. In addition, the process of identifying and recruiting individuals with the combination of skills and attributes required to carry out our strategy is often lengthy. Our inability to identify, recruit and retain talented personnel to manage new offices effectively would limit our growth and could materially adversely affect our business, financial condition, results of operations and stock price.

We may have exposure to tax liabilities that are larger than we anticipate.

The tax laws applicable to our business activities, including the laws of the United States, Texas and other jurisdictions, are subject to interpretation and may change over time. From time to time, legislative initiatives, such as proposals for fundamental federal tax reform and corporate tax rate changes, which may impact our effective tax rate and could adversely affect our tax positions or liabilities, may be enacted. The taxing authorities in the jurisdictions in which we operate may challenge our tax positions, or those of Chandler, or previously acquired companies, which could increase our effective tax rate and harm our financial position and results of operations. In addition, our future income taxes could be adversely affected by changes in tax laws, regulations or accounting principles.

We are subject to audit and review by U.S. federal and state tax authorities. Any adverse outcome of such a review or audit could have a negative effect on our financial position and results of operations. In addition, the determination of our provision for income taxes and other liabilities requires significant judgment by our management. Although we believe that our estimates are reasonable, the ultimate tax outcome may differ from the amounts recorded in our financial statements and could have a material adverse effect on our financial results in the period or periods for which such determination is made.

Risks Related to the Beeville Acquisition

Our historical and pro forma combined condensed consolidated financial information may not be representative of our results as a combined company.

The pro forma combined condensed consolidated financial information included and incorporated by reference in this prospectus supplement is constructed from our consolidated historical financial statements and the consolidated historical financial statements of Beeville, and does not purport to be indicative of the future results of operations of the combined companies. Therefore, our pro forma combined condensed consolidated financial information included and incorporated by reference into this prospectus supplement may not be representative of our results as a combined company. The pro forma combined condensed consolidated financial information included and incorporated by reference in this prospectus supplement is also based in part on certain assumptions regarding the Beeville acquisition and the transactions relating thereto that we believe are reasonable. We cannot assure you, however, that our assumptions will prove to be accurate. Accordingly, the historical and pro forma combined condensed consolidated financial information included and incorporated by reference in this prospectus supplement may not be indicative of what our results of operations and financial condition would have been had we been a consolidated entity during the periods presented, or what our results of operations and financial conditions will be in the future. The challenge of integrating previously independent businesses makes evaluating our business and our future financial prospects difficult. Our potential for future business success and operating profitability must be considered in light of the risks, uncertainties, expenses and difficulties typically encountered by recently combined companies.

Risks Related to This Offering and Our Common Stock

The market price of our common stock may fluctuate significantly, which could cause the value of an investment in our common stock to decline.

The market price of our common stock could fluctuate significantly due to a number of factors, many of which are beyond our control, including, but not limited to:

•	our quarterly or annual earnings, or those of other companies in our industry;

•	actual or anticipated fluctuations in our operating results;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	the perception that investment in Texas is unattractive or less attractive during periods of low oil or gas prices;

•	the public reaction to our press releases, our other public announcements or our filings with the SEC;

•	announcements by us or our competitors of significant acquisitions, dispositions, innovations or new programs and services;

•	threatened or actual litigation;

•	any major change in our board of directors or management;

•	changes in financial estimates and recommendations by securities analysts following our common stock;

•	changes in earnings estimates by securities analysts or our ability to meet those estimates;

•	the operating and stock price performance of other comparable companies;

•	general economic conditions and overall market fluctuations;

•	the trading volume of our common stock;

•

changes in business, legal or regulatory conditions, or other developments affecting participants in our industry, or publicity regarding our business or any of our significant customers or competitors;

•	changes in governmental monetary policies, including the policies of the Federal Reserve;

•	future sales of our common stock by our Company or our directors, executive officers and significant shareholders; and

•	changes in economic conditions in and political conditions affecting our target markets.

In particular, the realization of any of the risks described in this “Risk Factors” section or under the heading “Risk Factors” in the accompanying base prospectus and our 2018 Form 10-K, which is incorporated herein by reference, could have a material adverse effect on the market price of our common stock and cause the value of our common stock to decline. In addition, the stock market in general, and the market for banks and financial services companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. This litigation, if instituted against our Company, could result in substantial costs, divert our management’s attention and resources and harm our business, operating results and financial condition.

The obligations associated with being a public company require significant resources and management attention.

As a public company, we have increased legal, accounting, administrative and other costs and expenses that we did not incur as a private company. We expect to incur significant incremental costs related to operating as a public company, particularly when we no longer qualifies as an emerging growth company. We are subject to the reporting requirements of the Exchange Act, which require that we file annual, quarterly and current reports with respect to our business and financial condition and proxy and other information statements, and the rules and regulations implemented by the SEC, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), the Dodd-Frank Act, the Public Company Accounting Oversight Board (“PCAOB”) and Nasdaq, each of which imposes additional reporting and other obligations on public companies.

Changes in laws, regulations and standards relating to corporate governance and public disclosure, which have created uncertainty for public companies, could increase legal and financial compliance costs and make some activities more time consuming and costly. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Our investment in compliance with existing and evolving regulatory requirements will result in increased administrative expenses and a diversion of our management’s time and attention from revenue-generating activities to compliance activities, which could have a material adverse effect on our business, financial condition and results of operations. These increased costs could require us to divert a significant amount of money that we could otherwise use to expand our business and achieve our strategic objectives.

If securities or industry analysts change their recommendations regarding our common stock or if our operating results do not meet their expectations, our stock price could decline.

The trading market for our common stock could be influenced by the research and reports that industry or securities analysts may publish about us or our business. If one or more of these analysts cease coverage of our Company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. Moreover, if one or more of the analysts who cover our Company downgrade our common stock or if our operating results do not meet their expectations, either absolutely or relative to our competitors, the price of our common stock could decline significantly.

Future sales or the possibility of future sales of a substantial amount of our common stock may depress the price of shares of our common stock.

Future sales or the availability for sale of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through future sales of equity securities.

Our certificate of formation authorizes us to issue up to 50,000,000 shares of common stock and 15,793,232 shares will be outstanding immediately after the completion of this offering (or 16,093,232 shares if the underwriters exercise in full their option to purchase additional shares). In addition, we anticipate that we will issue approximately 2,100,000 shares of our common stock in the Chandler acquisition. Holders of approximately 14.11% of the shares of our common stock outstanding prior to this offering, consisting of each of our executive officers and directors, have agreed not to sell any shares of our common stock for a period of 90 days from the date of this prospectus supplement, subject to certain limited exceptions. In addition, the underwriters, at any time and without notice, may release all or any portion of the common stock subject to such lock-up restrictions.

We may issue shares of our common stock or other securities from time to time as consideration for future acquisitions and investments and pursuant to compensation and incentive plans. If any such acquisition or investment is significant, the number of shares of our common stock, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial. We may also grant registration rights covering those shares of our common stock or other securities in connection with any such acquisitions and investments.

We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares of our common stock issued in connection with an acquisition or under a compensation or incentive plan), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock and could impair our ability to raise capital through future sales of our securities.

We may issue shares of preferred stock in the future, which could make it difficult for another company to acquire our Company or could otherwise materially adversely affect our shareholders, which could depress the price of our common stock.

Our certificate of formation authorizes us to issue up to 5,000,000 shares of one or more series of preferred stock. Our board of directors has the authority to determine the preferences, limitations and relative rights of shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our shareholders. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our common stock. The potential issuance of preferred stock may delay or prevent a change in control of our Company, discourage bids for our common stock at a premium over the market price and materially adversely affect the market price and the voting and other rights of our shareholders.

We currently have no plans to pay dividends on our common stock, so you may not receive funds without selling your shares of our common stock.

We do not anticipate paying any dividends on our common stock in the foreseeable future. Our ability to pay dividends on our common stock is dependent on the Bank’s ability to pay dividends to our Company, which is limited by applicable laws and banking regulations, and may in the future be restricted by the terms of any debt or preferred securities we may incur or issue. Payments of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our business, operating results and financial condition, current and anticipated cash needs, plans for expansion and any legal or contractual limitations on our ability to pay dividends. In addition, our current line of credit restricts our ability to pay dividends and in the future we may enter into other borrowing or other contractual arrangements that restrict our ability to pay dividends. Accordingly, shares of our common stock should not be purchased by persons who need or desire dividend income from their investment.

We are dependent upon the Bank for cash flow, and the Bank’s ability to make cash distributions is restricted, which could impact our ability to satisfy our obligations.

Our primary asset is the Bank. As such, we depend upon the Bank for cash distributions through dividends on the Bank’s stock to pay our operating expenses and satisfy our obligations, including debt obligations. There are numerous laws and banking regulations that limit the Bank’s ability to pay dividends to us. If the Bank is unable to pay dividends to us, we will not be able to satisfy our obligations. Federal and state statutes and regulations restrict the Bank’s ability to make cash distributions to our Company. These statutes and regulations require, among other things, that the Bank maintain certain levels of capital in order to pay a dividend. Further, federal and state banking authorities have the ability to restrict the Bank’s payment of dividends through supervisory action.

We are an “emerging growth company,” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we have taken advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These exemptions allow us, among other things, to present only two years of audited financial statements and discuss our results of operations for only two years in related Management’s Discussions and Analyses; not to provide an auditor attestation of our internal control over financial reporting; to choose not to comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and our audited financial statements; to provide reduced disclosure regarding our executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, which means we do not have to include a compensation discussion and analysis and certain other disclosure regarding our executive compensation; and not to seek a non-binding advisory vote on executive compensation or golden parachute arrangements. In addition, even if we decide to comply with the greater disclosure obligations of public companies that are not emerging growth companies, we may avail ourselves of these reduced requirements applicable to emerging growth companies from time to time in the future, so long as we are an emerging growth company. We will remain an emerging growth company for up to five years, though we may cease to be an emerging growth company earlier under certain circumstances, including if, before the end of such five years, we are deemed to be a large accelerated filer under the rules of the SEC (which depends on, among other things, having a market value of common stock held by non-affiliates in excess of $700.0 million). Investors and securities analysts may find it more difficult to evaluate our common stock because we may rely on one or more of these exemptions, and, as a result, investor confidence and the market price of our common stock may be materially and adversely affected.

Our shareholders may be deemed to be acting in concert or otherwise in control of our company, which could impose notice, approval and ongoing regulatory requirements and result in adverse regulatory consequences for such holders.

We are subject to the Bank Holding Company Act of 1956, as amended (“BHC Act”), and federal and state banking regulation, that will impact the rights and obligations of owners of our common stock, including, for example, our ability to declare and pay dividends on our common stock. Shares of our common stock are voting securities for purposes of the BHC Act and any bank holding company or foreign bank that is subject to the BHC Act may need approval to acquire or retain 5.0% or more of the then-outstanding shares of our common stock, and any holder (or group of holders deemed to be acting in concert) may need regulatory approval to acquire or retain 10.0% or more of the shares of our common stock. A holder or group of holders may also be deemed to control our Company if they own 25.0% or more of our total equity. Under certain limited circumstances, a holder or group of holders acting in concert may exceed the 25.0% threshold and not be deemed to control our Company until they own 33.3% or more of our total equity. The amount of total equity owned by a holder or group of holders acting in concert is calculated by aggregating all shares held by the holder or group, whether as a combination of voting or non-voting shares or through other positions treated as equity for regulatory or accounting purposes and meeting certain other conditions. The Federal Reserve recently proposed new regulations on its standards for determining control for purposes of the BHC Act. Our shareholders should consult their own counsel with regard to regulatory implications.

Our directors and executive officers could have the ability to influence shareholder actions in a manner that may be adverse to your personal investment objectives.

Due to the significant ownership interests of our directors and executive officers, our directors and executive officers are able to exercise significant influence over our management and affairs. For example, our directors and executive officers may be able to influence the outcome of director elections or block significant transactions, such as a merger or acquisition, or any other matter that might otherwise be approved by the shareholders.

An investment in our common stock is not an insured deposit and is not guaranteed by the FDIC, so you could lose some or all of your investment.

An investment in our common stock is not a bank deposit and, therefore, is not insured against loss or guaranteed by the FDIC, any other deposit insurance fund or by any other public or private entity. An investment in our common stock is inherently risky for the reasons described herein. As a result, if you acquire our common stock, you could lose some or all of your investment.

Our corporate organizational documents and certain corporate and banking provisions of Texas law to which we are subject contain certain provisions that could have an anti-takeover effect and may delay, make more difficult or prevent an attempted acquisition of us that you may favor.

Our certificate of formation and bylaws contain certain provisions that may have an anti-takeover effect and may delay, discourage or prevent an attempted acquisition or change of control of our Company. These provisions include:

•	staggered terms for directors, who may only be removed for cause;

•	authorization for our board of directors to issue shares of one or more series of preferred stock without shareholder approval and upon such terms as our board of directors may determine;

•	a prohibition of shareholder action by less than unanimous written consent;

•	a prohibition of cumulative voting in the election of directors;

•	a provision establishing certain advance notice procedures for nomination of candidates for election of directors and for shareholder proposals; and

•

a limitation on the ability of shareholders to call special meetings to those shareholders or groups of shareholders owning at least 50.0% of the shares of our common stock that are issued, outstanding and entitled to vote.

These provisions could discourage potential acquisition proposals and could delay or prevent a change in control of our Company, even in the case where our shareholders may consider such proposals, if effective, desirable.

Our certificate of formation does not provide for cumulative voting for directors and authorizes our board of directors to issue shares of preferred stock without shareholder approval and upon such terms as our board of directors may determine. The issuance of our preferred stock, while providing desirable flexibility in connection with possible acquisitions, financings and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or of discouraging a third-party from acquiring, a controlling interest in our Company. In addition, certain provisions of Texas law, including a provision which restricts certain business combinations between a Texas corporation and certain affiliated shareholders, may delay, discourage or prevent an attempted acquisition or change in control.

In addition, banking laws impose notice, approval, and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or indirect “control” of an FDIC-insured depository institution. These laws include the BHC Act and the Change in Bank Control Act. These laws could delay or prevent an acquisition.

Our certificate of formation contains an exclusive forum provision that limits the judicial forums where our shareholders may initiate derivative actions and certain other legal proceedings against us and our directors and officers.

Our certificate of formation provides that the state and federal courts located in Montgomery County, Texas will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any actual or purported derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty, (iii) any action asserting a claim against us or any of our directors or officers arising pursuant to the TBOC, our certificate of formation or bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our certificate of formation or bylaws, or (v) any action asserting a claim against our Company or any of our directors or officers that is governed by the internal affairs doctrine. The choice of forum provision in our certificate of formation may limit our shareholders’ ability to obtain a favorable judicial forum for disputes with our Company. Alternatively, if a court were to find the choice of forum provision contained in our certificate of formation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

If the Chandler acquisition is completed, we will have a significant investor whose individual interests may differ from yours.

If the Chandler acquisition is completed, the sole shareholder of Chandler, Kidd Partners, will own approximately 13.2% of our outstanding common stock (11.7% after giving effect to this offering, assuming the underwriters’ option to purchase additional shares from us is not exercised). Subject to the completion of the Chandler acquisition, we granted Kidd Partners certain registration rights related to the shares of our common stock issued pursuant to the merger agreement. Kidd Partners’ sales of a substantial number of its shares of our common stock, or the perception that such sales may occur, may adversely impact the price of our common stock. As a result of its significant ownership, Kidd Partners could have a greater ability than you or other shareholders to influence certain matters, such as the election of directors and other matters submitted to a vote of our shareholders, including in connection with mergers, a sale of all or substantially all of our assets and other extraordinary corporate transactions. Kidd Partners’ interests could conflict with the interests of our other shareholders, including you, and any future transfer by Kidd Partners of its shares of our common stock to other investors who have different business objectives could adversely affect the market value of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $40.2 million, or approximately $46.3 million if the underwriters exercise in full their option to purchase additional shares, in each case after deducting underwriting discounts and commissions and our estimated offering expenses.

We intend to use approximately (x) $19.2 million of the net proceeds from this offering to fund the cash consideration to be paid in the Chandler acquisition, and (y) $21.0 million of the net proceeds from this offering to pay off a line of credit with a third-party lender. The line of credit is secured by the outstanding shares of common stock of the Bank. The interest rate on the line of credit is based upon 90-day LIBOR plus 4.0%, and unpaid principal and interest is due at the stated maturity of May 12, 2022. The line of credit may be prepaid at any time without penalty, so long as such prepayment includes the payment of all interest accrued through the date of the repayments, and, in the case of prepayment of the entire loan, the amount of attorneys’ fees and disbursements of the lender. At July 23, 2019, total borrowing capacity of $29.0 million was available under the line of credit and $21.0 million in principal amount was outstanding. We intend to use the remaining net proceeds for general corporate purposes, which may include, among other things, investments in or advances to the Bank, working capital, capital expenditures, stock repurchases, other debt repayment or the financing of possible acquisitions.

Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or hold the net proceeds in deposit accounts at the Bank or another depository institution.

This offering is not conditioned on, and is expected to be consummated before, the closing of the Chandler acquisition. If we do not complete the Chandler acquisition, we intend to use the net proceeds from this offering to pay off the line of credit with a third-party lender and for the general corporate purposes listed above.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2019:

•	on an actual basis;

•

on an as adjusted basis to reflect the sale of 2,000,000 shares of our common stock offered by us at the public offering price of $21.50 per share in this offering, after deducting the underwriting discount and our estimated offering expenses (assuming the underwriters’ option to purchase additional shares from us is not exercised); and

•	on a pro forma as adjusted basis to give effect to

•	this offering (assuming the underwriters’ option to purchase additional shares from us is not exercised);

•

the consummation of the Chandler acquisition, including our expected issuance of 2,100,000 shares of our common stock and the application of $19.2 million of the net proceeds from this offering to pay the cash consideration in the Chandler acquisition; and

•	the payoff of the $21.0 million outstanding balance of our line of credit with a third-party lender.

This table should be read in conjunction with, and is qualified in its entirety by reference to, the information appearing under the heading “Use of Proceeds” in this prospectus supplement and our historical financial statements and related notes incorporated by reference into this prospectus supplement. This offering is not conditioned on, and is expected to be consummated before, the closing of the Chandler acquisition. There can be no assurance that the Chandler acquisition will be completed. Accordingly, if you decide to purchase shares of common stock in this offering, you should be willing to do so whether or not we complete the Chandler acquisition.

	As of March 31, 2019
	Actual(1)	As Adjusted(2)	Pro Forma As Adjusted(3)
	(in thousands, except share data)
Stockholders’ equity:
Preferred stock, $1.00 par value per share, 5,000,000 shares authorized; no shares issued and outstanding, actual; no shares issued and outstanding, as adjusted; and no shares issued and outstanding, pro forma as adjusted	$—	$—	$—
Common stock, no par value per share, 50,000,000 shares authorized; 12,195,891 shares issued and outstanding, actual; 14,195,891 shares issued and outstanding, as adjusted; and 16,295,891 shares issued and outstanding, pro forma as adjusted	171,159	211,309	257,719
Retained earnings	30,813	30,813	30,813
Accumulated other comprehensive income (loss)	2,004	2,004	2,004
Total stockholders’ equity	$203,976	$244,126	$290,536
Total capitalization	$269,652	$309,802	$356,212

(1)	Reflects 12,195,891 shares of our common stock outstanding as of March 31, 2019.
(2)

As adjusted, reflects 14,195,891 shares of our common stock outstanding after the completion of this offering. If the underwriters’ option is exercised in full, common stock and total shareholder’s equity would be $217.4 million and $250.3 million, respectively.

(3)

Pro forma as adjusted, reflects 16,295,891 shares of our common stock outstanding upon the completion of this offering, the completion of the Chandler acquisition and the payoff of our line of credit with a third-party lender. For purposes of this offering, we assume 2,100,000 shares will be issued in connection with the Chandler acquisition. If the underwriters’ option is exercised in full, common stock and total shareholder’s equity would be $263.8 million and $296.7 million, respectively.

OUR COMMON STOCK AND DIVIDEND POLICY

Our common stock began trading on the Nasdaq under the symbol “STXB” on May 4, 2018. Prior to such date, there was no public market for our common stock. Quotations of the sales volume and the closing sales prices of our common stock are listed daily under the symbol “STXB” in Nasdaq’s listings.

On July 23, 2019, the closing price of our common stock on Nasdaq was $22.10 per share. As of July 23, 2019, we had approximately 485 holders of record of our common stock. This number excludes owners for whom common stock may be held in “street” name.

We have not historically declared or paid cash dividends on our common stock and we do not expect to pay dividends on our common stock for the foreseeable future. Instead, we anticipate that all of our future earnings will be retained to support our operations and to finance the growth and development of our business. Any future determination to pay dividends on our common stock will be made by our board of directors and will depend on a number of factors, including:

•	our historical and projected financial condition, liquidity and results of operations;

•	our capital levels and requirements;

•	statutory and regulatory prohibitions and other limitations;

•	any contractual restriction on our ability to pay cash dividends, including pursuant to the terms of any of our credit agreements or other borrowing arrangements;

•	our business strategy;

•	tax considerations;

•	any acquisitions or potential acquisitions that we may examine;

•	general economic conditions; and

•	other factors deemed relevant by our board of directors.

As a Texas corporation, we are subject to certain restrictions on dividends under the Texas Business Organizations Code. Generally, a Texas corporation may pay dividends to its shareholders out of its surplus or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year, or both. In addition, if the capital of a Texas corporation is diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the directors of such corporation cannot declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets is repaired. We are also subject to certain restrictions on the payment of cash dividends as a result of banking laws, regulations and policies.

As a bank holding company, our ability to pay dividends is affected by the policies and enforcement powers of the Federal Reserve. In addition, because we are a holding company, we are dependent upon the payment of dividends by the Bank to us as our principal source of funds to pay dividends in the future, if any, and to make other payments. The Bank is also subject to various legal, regulatory and other restrictions on its ability to pay dividends and make other distributions and payments to us. See “Regulation and Supervision—Restrictions on Bank Holding Company Dividends” in our 2018 Form 10-K, which is incorporated by reference into this prospectus supplement and the accompanying base prospectus. In addition, our current line of credit restricts our ability to pay dividends and in the future we may enter into other borrowing or other contractual arrangements that restrict our ability to pay dividends.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a general summary of the material U.S. federal income tax consequences to “non-U.S. holders” (as defined below) of the acquisition, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. This discussion is based on the Internal Revenue Code of 1986, as amended (“Code”), Treasury regulations promulgated thereunder (“Treasury Regulations”), judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”) in effect as of the date hereof and all of which are subject to change or differing interpretation, possibly with retroactively effect, which could affect the U.S. federal income tax consequences described herein. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below, and there can be no assurance that the IRS will not take a different position regarding the tax consequences of a non-U.S. holder’s acquisition, ownership or disposition of our common stock or that any such position would not be sustained by a court.

This discussion is limited to non-U.S. holders who purchase and hold our common stock as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation (such as the impact of the unearned income Medicare contribution tax or the alternative minimum tax) that may be applicable to investors in light of their particular circumstances, and does not address any state, local, foreign, or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances (such as estate and gift tax laws). In addition, this discussion does not address U.S. federal income tax consequences applicable to a non-U.S. holder who is subject to special treatment under U.S. federal income tax, including, but not limited to:

•	a U.S. expatriate or a U.S. expatriated entity;

•	a person holding our common stock as part of a hedging or conversion transaction or straddle or other integrated investment or risk reduction transaction;

•	a bank, an insurance company, or other financial institution;

•	a real estate investment trust or a regulated investment company;

•	a broker, a dealer or trader in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

•	a “controlled foreign corporation,” a “passive foreign investment company,” or a corporation that accumulates earnings to avoid U.S. federal income tax;

•	a pass-through entity for U.S. federal income tax purposes or an investor in a pass-through entity for U.S. federal income tax purposes;

•	a tax-exempt organization or a governmental organization;

•	a qualified foreign pension fund (or any entity all of the interests of which are held by a qualified foreign pension fund);

•	a person or entity who is subject to the U.S. anti-inversion rules;

•	a person deemed to sell our common stock under the constructive sale provisions of the Code;

•	a person who acquired our common stock pursuant to the exercise of any employee stock options or otherwise as compensation; and

•	a tax-qualified retirement plan.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. If you are a partner of a partnership holding our common stock, you should consult your independent tax advisors as to the particular U.S. federal income tax consequences to you of the acquisition, ownership and disposition of our common stock.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY PROSPECTIVE PURCHASER OF OUR COMMON STOCK. IF YOU ARE CONSIDERING THE PURCHASE OF OUR COMMON STOCK, YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASING, OWNING, AND DISPOSING OF OUR COMMON STOCK IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR ARISING UNDER THE LAWS OF APPLICABLE STATE, LOCAL, OR FOREIGN TAXING JURISDICTION.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “U.S. person” means a United States person as defined under the Code and a “non-U.S. holder” means a beneficial owner of shares of our common stock that is not for U.S. federal income tax purposes:

•	an entity or arrangement treated as a partnership;

•	an individual who is a citizen or resident of the United States (including certain former citizens and former long-term residents of the United States);

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) was in existence on August 20, 1996, was treated as a U.S. person on the previous day, and made a valid election under applicable Treasury Regulations to continue to be treated as a U.S. person as defined under the Code.

Distributions on Common Stock

We do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, in general, if distributions are made to non-U.S. holders with respect to our common stock, such distributions will be treated as dividends when paid for U.S. federal income tax purposes to the extent of our current and accumulated earnings and profits as determined under the Code. To the extent any such distribution exceeds our current and accumulated earnings and profits, such excess amount will first be applied to reduce the non-U.S. holder’s basis in the common stock and, to the extent such portion exceeds the non-U.S. holder’s basis, the excess will be treated as gain from the taxable disposition of the common stock, the tax treatment of which is discussed below under “—Disposition of Common Stock.” A non-U.S. holder’s adjusted tax basis in a share of our common stock is generally the purchase price for such share, reduced (but not below zero) by the amount of distributions treated as tax-free returns of capital. Any distribution described in this paragraph would also be subject to the discussion below under “—Additional withholding and reporting requirements under FATCA.”

Subject to the discussion below on backup withholding and foreign accounts, any dividends paid to you as a non-U.S. holder of our common stock that are not “effectively connected” with your conduct of a trade or business within the United States (as described below) will generally be subject to U.S. federal withholding tax at a rate of 30% on the gross amount of the dividends (or if you are eligible for the benefits of an income tax treaty and certain certification requirements are satisfied, at the lower rate specified by such applicable income tax treaty). A non-U.S. holder who wishes to claim the benefit of an applicable treaty and avoid backup withholding (as discussed below) for dividends will be required to (a) complete IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable successor forms) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established and certify under penalty of perjury that such non-U.S. holder is not a U.S. person and is eligible for treaty benefits with respect to such payments, or (b) if our common stock is held through certain foreign intermediaries, provide appropriate document establishing entitlement to the lower treaty rate to the intermediary, who will be required to provide certificate to us or our paying agent, either directly or through other intermediaries in accordance with applicable Treasury Regulations. A non-U.S. holder for our common stock eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund of any excess amounts withheld under these rules by timely filing an appropriate claim for refund together with the required information with the IRS.

Subject to the discussion below on backup withholding and foreign accounts, any dividends paid to a non-U.S. holder that are “effectively connected” with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable) will not be subject to U.S. federal withholding tax if the non-U.S. holder provides us or our paying agent with a valid IRS Form W-8ECI (or other applicable successor form) containing the non-U.S. holder’s taxpayer identification number upon which the non-U.S. holder certifies under penalties of perjury that such holder is not a U.S. person and that the dividends are effectively connected with such holder’s conduct of a trade or business within the United States. Although such effectively connected dividends are exempt from U.S. withholding tax, such dividends will generally be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person, unless an applicable income tax treaty provides otherwise. In addition, if such non-U.S. holder is treated as a corporation for U.S. federal income tax purposes, such non-U.S. holder may, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30%, or such lower rate if specified by an applicable income tax treaty, on its effectively connected dividends that such non-U.S. holder receives.

Disposition of Common Stock

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale, exchange or other disposition of our common stock unless:

•

the gain is “effectively connected” with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

we are or have been a U.S. real property holding corporation, or a “USRPHC,” for U.S. federal income tax purposes, at any time within the shorter of the five-year period preceding the disposition or such non-U.S. holder’s holding period with respect to the applicable shares of our common stock (the “relevant period”) and, if shares of our common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such non-U.S. holder owns directly or is deemed to own pursuant to attribution rules more than 5% of shares of our common stock at any time during the relevant period. We believe we are not, and do not expect to become, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Generally, a corporation is a USRPHC only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus any other assets used or held for use in a trade or business. Even if we become a USRPHC, however, as long as our common stock is and continues to be “regularly traded on an established securities market” (within the meaning of applicable Treasury Regulations), your shares of our commons stock will be treated as a U.S. real property interest only if you actually or constructively own more than 5% of our common stock at any time during the shorter of the five-year period ending on the date of your disposition of our common stock or your holding period for our common stock.

A non-U.S. holder described in the first bullet point above will generally be subject to tax on the net gain derived from the disposition under regular graduated U.S. federal income tax rates in the same manner as if the non-U.S. holder was a U.S. person. A non-U.S. holder that is a foreign corporation also may, under certain circumstances, be subject to a “branch profits tax” at a rate of 30%, or such lower rate if specified by an applicable income tax treaty, on such effectively connected gains.

An individual non-U.S. holder described in the second bullet point above will generally be subject to a flat 30% tax, or such lower rate if specified by an applicable income tax treaty, on any gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the individual non-U.S. holder (even though the individual is not considered a resident of the United States) provided the individual non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

A non-U.S. holder described in the third bullet point above, will be subject to the U.S. federal income tax under the regular graduated U.S. federal income tax rates with respect to the gain recognized in the same manner as if the non-U.S. holder were a U.S. person, except that the “branch profits tax” will not apply. However, we believe we are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

We generally must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such non-U.S. holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available under the provisions of an applicable income tax treaty or agreement to the tax authorities in the country in which the non-U.S. holder resides or is established.

A non-U.S. holder will be subject to backup withholding with respect to payments of dividends on our common stock we make to the non-U.S. holder unless non-U.S. holder certifies under penalty of perjury that it is not a U.S. person, or other establishes an exemption in the manner described above (the payor or applicable withholding agent does not have actual knowledge or reason to know that such non-U.S. holder is a U.S. person, or that the conditions of any other exemption are not, in fact, satisfied).

Depending on the circumstances, information reporting and backup withholding may apply to the proceeds from the disposition of our common stock, unless the non-U.S. holder certifies under penalty of perjury that it is a not a U.S. person, or other establishes an exemption in the manner described above (and the payor or applicable withholding agent does not have actual knowledge or reason to know that such non-U.S. holder is a U.S. person, or that the conditions of any other exemption are not, in fact, satisfied).

U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS, provided that the non-U.S. holder timely provides the required information to the IRS. Moreover, certain penalties may be imposed by the IRS on a non-U.S. holder who is required to furnish information but does not do so in the proper manner. Non-U.S. holders are urged to consult their tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedures for obtaining an exemption from backup withholding.

Additional withholding and reporting requirements under FATCA

Subject to certain exceptions, the Foreign Account Tax Compliance Act, or “FATCA,” generally imposes a withholding tax of 30% on dividends paid with respect to our common stock paid, to a foreign entity unless (i) the foreign entity is a “foreign financial institution” (as specifically defined under these rules) that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such an agreement; (ii) the foreign entity is not a foreign financial institution and either certifies that it does not have any “substantial” U.S. owners or furnishes identifying information regarding each substantial U.S. owner, or (iii) the foreign entity qualifies for an exemption from these rules. An intergovernmental agreement between the United States and an applicable non-U.S. government may modify these rules. Applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payment of dividends on our common stock. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of FATCA withholding.

Withholding under FATCA generally applies to payments of gross proceeds from a sale or other disposition of our shares after December 31, 2018. Recent proposed regulations under FATCA, however, eliminate FATCA withholding on payments of gross proceeds from the sale or disposition of our common stock. The IRS has indicated that taxpayers generally may rely on such proposed regulations until they are finalized.

Non-U.S. holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their ownership and disposition of our common stock.

UNDERWRITING

We have entered into an underwriting agreement, dated July 25, 2019, with Stephens Inc. and Keefe, Bruyette & Woods, Inc., as representatives of the underwriters named below. Subject to certain conditions, each underwriter has severally agreed to purchase from us the number of shares of our common stock set forth opposite its name below.

Underwriters	Number of Shares
Stephens Inc.	1,100,000
Keefe, Bruyette & Woods, Inc.	700,000
Piper Jaffray & Co.	100,000
Sandler O’Neill & Partners, L.P.	100,000
Total	2,000,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have severally agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than shares covered by the underwriters’ option to purchase additional shares described below.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel to the underwriters and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted to the underwriters an option to purchase up to 300,000 additional shares of our common stock at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount. The underwriters may exercise this option, in whole or in part, for up to 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions in the underwriting agreement, to purchase a number of additional shares of common stock from us in approximately the same proportion as set forth in the table above.

Underwriting Discount

The underwriters propose to initially offer shares of our common stock directly to the public at the price set forth on the cover page of this prospectus supplement. If all of the shares of our common stock are not sold at the public offering price, the representatives of the underwriters may change the public offering price and the other selling terms.

The following table shows the public offering price, underwriting discount and proceeds to us, before expenses, on both a per share and aggregate basis. The aggregate amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock.

	Per Share	Total No Exercise	Total Full Exercise
Public offering price	$21.5000	$43,000,000	$49,450,000
Underwriting discount	$1.0750	$2,150,000	$2,472,500
Proceeds to us, before expenses	$20.4250	$40,850,000	$46,977,500

We estimate that our total offering expenses, excluding the underwriting discount, will be approximately $700,000. We have also agreed to reimburse the underwriters up to $100,000 for certain expenses incurred by them in connection with this offering, including their FINRA counsel fee. In accordance with FINRA Rule 5110, these reimbursed expenses are deemed underwriting compensation for this offering.

Lock-Up Agreements

We, and each of our executive officers and directors, have agreed, for the period beginning on and including the date of this prospectus supplement through and including the date that is 90 days after the date of this prospectus supplement, without the prior written consent of the representatives of the underwriters, not to:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, hypothecate, establish an open “put equivalent position” within the meaning of Exchange Act Rule 16a-1(h), or otherwise dispose of or transfer any shares of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock, whether the common stock is owned on the date of this prospectus supplement or acquired after the date of this prospectus supplement, or file or cause to be filed any registration statement relating to any of the restricted activities;

•

enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether the swap, hedge or transaction is to be settled by delivery of shares of our common stock or other securities, in cash or otherwise; or

•	publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or other arrangement.

These restrictions are expressly agreed to in order to preclude us, and our executive officers and directors, from engaging in any hedging or other transaction or arrangement that is designed to, or which reasonably could be expected to, lead to or result in a sale, disposition or transfer, in whole or in part, of any of the economic consequences of ownership of our common stock, whether such transaction would be settled by delivery of our common stock or other securities, in cash or otherwise. These restrictions are subject to customary exceptions.

The representatives may, in their sole discretion and at any time and from time to time, without notice, release all or any portion of the shares of our common stock and other securities that are restricted by these agreements from the restrictions listed above.

Nasdaq Listing

Our common stock is listed on Nasdaq under the symbol “STXB.”

Indemnity

We have agreed to indemnify the underwriters and their affiliates, selling agents and controlling persons against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the underwriters and their affiliates, selling agents and controlling persons may be required to make in respect of those liabilities.

Stabilization Transactions

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock, including stabilizing transactions, short sales and purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These transactions may include the sale by the underwriters of more shares than they are obligated to purchase under the underwriting agreement, creating a short position that may be either a covered short position or a naked short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option to purchase additional shares described above. The underwriters can close out a covered short sale by exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares described above. The underwriters also may sell shares in excess of their option to purchase additional shares, creating a naked short position to the extent of the excess. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

These transactions may have the effect of raising or maintaining the market price of the shares of our common stock or preventing or retarding a decline in the market price of the shares of our common stock. As a result, the price of the shares of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of the shares of our common stock. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without notice.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our common stock on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution of this offering. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for the security. If all independent bids are lowered below the bid of the passive market maker, however, the bid must then be lowered when purchase limits are exceeded. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when that limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Prospectus Delivery

A prospectus supplement in electronic format may be made available by e-mail or on the websites maintained by the underwriters. In connection with this offering, the underwriters or certain securities dealers may distribute prospectuses electronically. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate shares of our common stock for sale to online brokerage account holders. Any such allocation of online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus supplement in electronic format, the information on any of these websites and any other information contained on a website maintained by an underwriter or syndicate member is not part of this prospectus supplement, has not been approved and/or endorsed by the underwriters or us and should not be relied upon by investors.

Directed Share Program

At our request, the underwriters have reserved for sale, at the public offering price, up to 5% of the shares of common stock being offered by this prospectus supplement to specified directors, executive officers, employees and persons having relationships with us. The number of shares of our common stock available for sale to the general public will be reduced to the extent these persons purchase the reserved shares. We do not know if these persons will choose to purchase all or any portion of these reserved shares. Any reserved shares that are not so purchased will be offered by the underwriters to the general public on the same terms as the other depositary shares offered by this prospectus.

Notice to Investors

United Kingdom

Each of the underwriters has represented and agreed that:

•

it has not made or will not make an offer of the securities to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended (the “FSMA”), except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Conduct Authority;

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received in connection with this offering in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

•	it has complied with, and will comply with, all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive, each referred to as a Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, referred to as the Relevant Implementation Date, it has not made and will not make an offer of the securities which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) in such Relevant Member State; or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided, that no such offer of securities shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any securities under, the offer contemplated in this prospectus supplement will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

•	it is a qualified investor as defined in the Prospectus Directive; and

•

in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (1) the securities acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or (2) where securities have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of the provisions in the two immediately preceding paragraphs, the expression an “offer of the securities to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in each Relevant Member State.

Other Considerations

It is expected that delivery of the shares of our common stock will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement. Under Rule 15c6-1 promulgated under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise.

The underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and other financial services to us, for which they have in the past received, and may in the future receive, customary fees and reimbursement for their expenses. In addition, Stephens Inc. is acting as our financial advisor in connection with the Chandler acquisition.

LEGAL MATTERS

The validity of our common stock offered by this prospectus supplement will be passed upon for us by Hunton Andrews Kurth LLP, Dallas, Texas. Certain legal matters in connection with this offering will be passed upon for the underwriters by Covington & Burling LLP, Washington, D.C.

EXPERTS

The financial statements of Spirit of Texas Bancshares, Inc. and its subsidiaries as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of First Beeville Financial Corporation and its subsidiaries as of and for the years ended December 31, 2018 and December 31, 2017, have been incorporated by reference in reliance upon the report of BKD, LLP, independent auditors, and upon the authority of said firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements, information statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at www.sec.gov.

Our Internet website address is www.ir.sotb.com/sec-filings, and we make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on, or otherwise accessible through, our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus supplement.

You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), upon written or oral request at the following address and telephone number:

1836 Spirit of Texas Way

Conroe, Texas 77301

(936) 521-1836

Attention: Corporate Secretary

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement certain information that we file with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. You should not assume that the information in this prospectus supplement is current as of any date other than the date of this prospectus supplement or that any information incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference (or, with respect to particular information contained in such document, as of any date other than the date set forth within such document as the date as of which such particular information is provided). We incorporate by reference into this prospectus supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act following the date of this prospectus supplement and prior to the termination of the offering covered by this prospectus supplement, in each case, other than information furnished to the SEC (including, but not limited to, information furnished under Items 2.02 or 7.01 of Form 8-K and any corresponding information furnished with respect to such Items under Item 9.01 or as an exhibit) and which is not deemed filed under the Exchange Act:

•

our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March  15, 2019, and our Annual Report on Form 10-K/A for the year ended December 31, 2018, filed with the SEC on July 24, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 10, 2019;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 11, 2019;

•

our Current Reports on Form 8-K or Form 8-K/A filed on January  30, 2019, February 5, 2019, April  3, 2019, May 24, 2019, May  28, 2019, June 13, 2019, July  3, 2019 and July 24, 2019 (in each case, other than information that is furnished but deemed not to have been filed); and

•

the description of our common stock, no par value, contained in our registration of such securities on Form 8-A, filed with the SEC on May 2, 2018, and any other amendment or report filed for the purposes of updating such description.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any document incorporated by reference into this prospectus supplement. Requests for such documents should be directed to:

Spirit of Texas Bancshares, Inc.

1836 Spirit of Texas Way

Conroe, Texas 77301

(936) 521-1836

Attention: Corporate Secretary

PROSPECTUS

Spirit of Texas Bancshares, Inc.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Subscription Rights

Units

Warrants

Spirit of Texas Bancshares, Inc. (“we,” “us,” “our” or the “Company”) may offer and sell, at any time and from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $150,000,000, or the foreign currency equivalent thereof.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time that we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains specific information about the securities and their terms and the manner in which we will offer them for sale. The prospectus supplement may also add or update information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. You should carefully read this prospectus and any supplement to this prospectus, as well as any documents we have incorporated into this prospectus by reference, before you invest in any of these securities. References herein to “prospectus supplement” are deemed to refer to any pricing supplement or free writing prospectus describing the specific pricing or other terms of the applicable offering that we prepare and distribute.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If an offering of securities involves any underwriters, dealers or agents, we will provide the names of any such underwriters, dealers or agents used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such underwriters, dealers or agents in connection with the sale of these securities, in the applicable prospectus supplement. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. See the sections of this prospectus entitled “About This Prospectus” and “Plan of Distribution” for more information. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

Our common stock is listed for trading on the NASDAQ Global Select Market, which we refer to as NASDAQ, under the symbol “STXB.” On June 12, 2019, the last reported sale price of our common stock was $22.35. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange. If we decide to do so, a prospectus supplement relating to such securities will identify the exchange or market on which they will be listed.

Our principal executive office is located at 1836 Spirit of Texas Way, Conroe, Texas 77301, and our telephone number at that address is (936) 521-1836.

These securities are not savings accounts, bank deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank or savings association.

Neither the Securities and Exchange Commission, nor any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction or in any circumstances in which such offer or sale is not permitted.

Investing in our securities involves risks. See “Risk Factors” beginning on page 7 of this prospectus and contained in our Annual Report on Form 10-K for the year ended December 31, 2018, or 2018 Form 10-K, which is incorporated herein by reference, as well as the risk factors included in, or incorporated by reference into, the applicable prospectus supplement, our periodic reports and other information that we file with the Securities and Exchange Commission, and carefully read and consider that information before buying our securities.

You should carefully read this prospectus together with the documents we incorporate by reference and the prospectus supplement before you invest in our securities.

The date of this prospectus is June 24, 2019.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this registration statement, we may offer and sell, from time to time and in one or more offerings, on a continuous or delayed basis, any combination of the securities described in this prospectus for an aggregate offering price of up to $150,000,000, or the foreign currency equivalent thereof.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and information in any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” or incorporated herein by reference as described under the heading “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus and in the applicable prospectus supplement when deciding whether to invest. We have not authorized anyone to give oral or written information about this offering, our Company, or the securities offered hereby that is different from the information included or incorporated by reference in this prospectus. If anyone provides you with different information, you should not rely on it. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. The securities offered hereby may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, also contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website mentioned under the heading “Where You Can Find More Information.”

References in this prospectus to “our Company,” “we,” “us” and “our” are to Spirit of Texas Bancshares, Inc. and its wholly-owned bank subsidiary, Spirit of Texas Bank SSB, unless the context otherwise requires. References in this prospectus to “the Bank” are to Spirit of Texas Bank SSB. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, depositary shares, subscription rights, units and warrants we may offer as “offered securities.”

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As a company with less than $1.07 billion in gross revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. We will continue to be an emerging growth company until the earliest to occur of: (1) December 31, 2023; (2) the last day of the fiscal year in which we have more than $1.07 billion in annual gross revenues; (3) the date on which we become a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act; or (4) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities. Until we cease to be an emerging growth company, we may take advantage of specified reduced reporting and other regulatory requirements generally unavailable to other public companies. We may choose to take advantage of some or all of these reduced reporting and other regulatory requirements.

The JOBS Act also permits an “emerging growth company” to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. However, we have “opted out” of this provision. As a result, we will comply with new or revised accounting standards to the same extent that compliance is required for non-emerging growth companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

ABOUT SPIRIT OF TEXAS BANCSHARES, INC.

The following summary may not contain all of the information that may be important to you or that you should consider before deciding to purchase the securities, and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this prospectus. You should read the entire prospectus, especially the risks set forth under the section of this prospectus titled Risk Factors, as well as the financial and other information incorporated by reference in this prospectus, before making an investment decision.

Spirit of Texas Bancshares, Inc. is a Texas corporation and a registered bank holding company located in the Houston metropolitan area with headquarters in Conroe, Texas. We offer a broad range of commercial and retail banking services through our wholly-owned bank subsidiary, Spirit of Texas Bank SSB. We operate through 28 locations in the Houston, Dallas/Fort Worth, Bryan/College Station, San Antonio-New Braunfels and Corpus Christi metropolitan areas, along with North Central Texas.

We are a business-focused bank that delivers relationship-driven financial services to small and medium-sized businesses and individuals in our market areas. Our philosophy is to target commercial customers whose businesses generate between $3 to $30 million of annual revenue. Our product offerings consist of a wide range of commercial products, including term loans and operating lines of credit to commercial and industrial companies; commercial real estate loans; construction and development loans; SBA loans; commercial deposit accounts; and treasury management services. In addition, our retail offerings include consumer loans, 1-4 single family residential real estate loans and retail deposit products.

Since our inception in 2008, we have implemented a growth strategy that includes organic loan and deposit generation through the establishment of de novo branches, as well as nine strategic acquisitions that have either strengthened our presence in existing markets or expanded our operations into new markets with attractive business prospects.

We operate in one reportable segment of business, community banking, which includes Spirit of Texas Bank SSB, our sole banking subsidiary.

Our principal executive offices are located at 1836 Spirit of Texas Way, Conroe, Texas 77301, and our telephone number is (936) 521-1836. Our website is www.sotb.com. References to our website are not intended to be active links and the information on such websites is not, and you must not consider that information to be, a part of this prospectus.

Recent Developments

On April 2, 2019, the Company announced the completion of its acquisition of First Beeville Financial Corporation (“Beeville”). Beeville was merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”) pursuant to the Agreement and Plan of Reorganization, dated as of November 27, 2018 (the “Reorganization Agreement”), by and between the Company and Beeville. Immediately after the Merger, The First National Bank of Beeville (“Beeville Bank”), a national banking association and wholly-owned subsidiary of Beeville, merged with and into the Bank, with the Bank continuing as the surviving bank.

As a result of the Merger, the Company issued 1,579,268 shares of Spirit common stock and paid $32.4 million in cash to holders of Beeville common stock upon completion of the Merger.

Pursuant to the Reorganization Agreement, the Board of Directors (the “Board”) of Spirit increased the number of directors of Spirit from ten (10) to eleven (11), with such new directorship being added to Class II of the Board, and appointed Allen C. Jones, IV to fill such resultant Class II directorship, effective upon consummation of the Merger. In addition, Brannon Brooke and George G. Latcham were appointed to the Bank board of directors, effective upon consummation of the Merger.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements speak only as of the date they are made, may relate to, among other matters, the financial condition, results of operations, plans, objectives, future performance, and business of our Company. Forward-looking statements are based on many assumptions and estimates and are not guarantees of future performance. Our actual results may differ materially from those anticipated in any forward-looking statements, as they will depend on many factors about which we are unsure, including many factors which are beyond our control. The words “may,” “would,” “could,” “should,” “will,” “expect,” “anticipate,” “predict,” “project,” “potential,” “continue,” “assume,” “believe,” “intend,” “plan,” “forecast,” “goal,” and “estimate,” as well as similar expressions, are meant to identify such forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described in the “Risk Factors” section of this prospectus. Potential risks and uncertainties that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, without limitation:

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risks related to the concentration of our business in Texas, and particularly in the Houston and Dallas/Fort Worth metropolitan areas, including risks associated with any downturn in the real estate sector and risks associated with a decline in the values of single family homes in our Texas markets;

•	general market conditions and economic trends nationally, regionally and particularly in our Texas markets, including a decrease in or the volatility of oil and gas prices;

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risks related to our concentration in our primary markets, which are susceptible to severe weather events that could negatively impact the economies of our markets, our operations or our customers, any of which could have a material adverse effect on our business, financial condition and results of operations;

•	our ability to implement our growth strategy, including identifying and consummating suitable acquisitions;

•

risks related to the integration of any acquired businesses, including exposure to potential asset quality and credit quality risks and unknown or contingent liabilities, the time and costs associated with integrating systems, technology platforms, procedures and personnel, retention of customers and employees, the need for additional capital to finance such transactions, and possible failures in realizing the anticipated benefits from acquisitions;

•	changes in Small Business Administration, or SBA, loan products, including specifically the Section 7(a) program and Section 504 loans, or changes in SBA standard operating procedures;

•	risks associated with our loans to and deposit accounts from foreign nationals;

•	our ability to develop, recruit and retain successful bankers that meet our expectations in terms of customer relationships and profitability;

•	risks associated with the relatively unseasoned nature of a significant portion of our loan portfolio;

•	risks related to our strategic focus on lending to small to medium-sized businesses;

•	the accuracy and sufficiency of the assumptions and estimates we make in establishing reserves for potential loan losses and other estimates;

•	the risk of deteriorating asset quality and higher loan charge-offs;

•	the time and effort necessary to resolve nonperforming assets;

•	risks associated with our commercial loan portfolio, including the risk for deterioration in value of the general business assets that generally secure such loans;

•	risks associated with our nonfarm nonresidential and construction loan portfolios, including the risks inherent in the valuation of the collateral securing such loans;

•	potential changes in the prices, values and sales volumes of commercial and residential real estate securing our real estate loans;

•	risks related to the significant amount of credit that we have extended to a limited number of borrowers and in a limited geographic area;

•	our ability to maintain adequate liquidity and to raise necessary capital to fund our acquisition strategy and operations or to meet increased minimum regulatory capital levels;

•	material decreases in the amount of deposits we hold, or a failure to grow our deposit base as necessary to help fund our growth and operations;

•	changes in market interest rates that affect the pricing of our loans and deposits and our net interest income;

•	potential fluctuations in the market value and liquidity of our investment securities;

•	the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

•	our ability to maintain an effective system of disclosure controls and procedures and internal control over financial reporting;

•	risks associated with fraudulent, negligent, or other acts by our customers, employees or vendors;

•	our ability to keep pace with technological change or difficulties when implementing new technologies;

•	risks associated with system failures or failures to protect against cybersecurity threats, such as breaches of our network security;

•	risks associated with data processing system failures and errors;

•	potential impairment on the goodwill we have recorded or may record in connection with business acquisitions;

•	the initiation and outcome of litigation and other legal proceedings against us or to which we become subject;

•	our ability to comply with various governmental and regulatory requirements applicable to financial institutions, including regulatory requirements to maintain minimum capital levels;

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the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, such as implementation of the 2018 Economic Growth, Regulatory Relief, and Consumer Protection Act or further implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010;

•	governmental monetary and fiscal policies, including the policies of the Board of Governors of the Federal Reserve System, or the Federal Reserve, as well as legislative and regulatory changes;

•	our ability to comply with supervisory actions by federal and state banking agencies;

•	changes in the scope and cost of Federal Deposit Insurance Corporation, or the FDIC, insurance and other coverage; and

•	systemic risks associated with the soundness of other financial institutions.

Other factors not identified above, including those described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2018 Form 10-K and in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the date of the 2018 Form 10-K that are incorporated by reference in this prospectus, may also cause actual results to differ materially from those described in our forward-looking statements. Most of these factors are difficult to anticipate, are generally beyond our control and may prove to be inaccurate. You should consider these factors in connection with considering any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus, any applicable prospectus supplement or in a document incorporated by reference herein or therein are expressly qualified in their entirety by these cautionary statements. These cautionary statements should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. You should not put undue reliance on any forward-looking statements.

Forward-looking statements speak only as of the date they were made. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect new information obtained or events or circumstances that occur after the date any such forward-looking statement is made.

RISK FACTORS

An investment in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors set forth in our 2018 Form 10-K under the heading “Risk Factors,” as well as any updated or additional disclosure about risk factors included in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the date of the 2018 Form 10-K that are incorporated by reference in this prospectus. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities under the heading “Risk Factors.”

Additional risks and uncertainties of which we are not aware or that we believe are not material at the time could also materially and adversely affect our business, financial condition, results of operations or liquidity. In any case, the value of the securities offered by means of this prospectus and any applicable prospectus supplement could decline and you could lose all or part of your investment. See “Where You Can Find More Information” for information about how to obtain a copy of these documents.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities by us for general corporate purposes, which may include, among other things, investments in or advances to the Bank, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. From time to time, we evaluate and engage in discussions with potential acquisition candidates, although we do not currently have any definitive agreements to make any acquisitions.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or hold the net proceeds in deposit accounts at the Bank or another depository institution.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement, to the extent not described in this prospectus, will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain, where applicable, material U.S. federal income tax considerations relating to the offered securities, and will contain information regarding the securities exchange, if any, on which the offered securities will be listed. The descriptions of our securities being offered appearing herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents that govern those securities and whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” below.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, or DTC, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

We may offer and sell from time to time, in one or more offerings, the following:

•	our debt securities of one or more series, which debt securities may be our senior debt securities or our subordinated debt securities;

•	shares of our common stock;

•	shares of one or more series of our preferred stock;

•	depositary shares evidenced by depositary receipts issued pursuant to a deposit agreement representing fractional interests in shares of our preferred stock;

•	subscription rights evidencing the right to purchase common stock, preferred stock, depositary shares, or debt securities.

•	units that comprise any combination of two or more of the other offered securities; and/or

•	warrants, which may be exercisable for our common stock, preferred stock, depositary shares or debt securities.

DESCRIPTION OF DEBT SECURITIES

General

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes, bonds and other evidences of indebtedness as set forth in the applicable prospectus supplement. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. We refer to the senior indenture and the subordinated indenture together as the “indentures.” This prospectus, together with the applicable prospectus supplement, will describe the terms of each series of debt securities that we may offer from time to time.

The senior debt securities will rank equally in right of payment with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to our senior indebtedness, including our senior debt securities as described below under “—Ranking—Subordinated Debt Securities” and in the prospectus supplement applicable to any subordinated debt securities that we may offer. For purposes of the descriptions under the heading “Description of Debt Securities,” we may refer to the senior debt securities and the subordinated debt securities collectively as the “debt securities.” The debt securities will be effectively subordinated to the creditors and preferred equity holders of our subsidiaries, if any.

We will issue senior debt securities under a senior debt indenture and issue subordinated debt securities under a subordinated debt indenture. The indentures permit one or more series of senior debt securities or subordinated debt securities, as the case may be, to be established and issued thereunder. Any such series of senior debt securities or subordinated debt securities and their terms and conditions will be established by means of the adoption of a supplemental indenture, the adoption of a resolution of our board of directors or the adoption of a resolution of our board of directors and the action of certain officers of our Company acting pursuant to authority delegated to them by such resolution of the board and evidenced by an officers’ certificate setting forth the terms and conditions of the series of debt securities established by that resolution and the action of such authorized officers. Generally, multiple series of debt securities will vary from one another with regard to the rate at which interest accrues on such debt securities and the term of such debt securities, and the senior debt securities and subordinated debt securities will vary from one another with regard to the priority of payment.

The indentures will meet the requirements of the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act” and will be qualified under and governed by the Trust Indenture Act. The trustee will meet the requirements of the Trust Indenture Act for trustees under indentures being qualified under the Trust Indenture Act.

The descriptions under the heading “Description of Debt Securities” relating to the senior debt securities and subordinated debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the indentures and senior and subordinated debt securities and the further descriptions in the applicable prospectus supplement. We will file a copy of each supplemental indenture, board resolution and related officers’ certificate establishing a series of debt securities and setting the respective series’ terms and conditions with the SEC in connection with the offer and sale of the first debt securities of such series to be offered and sold and will file the form of debt security representing the debt securities of such series with the SEC in connection with the offering of such debt securities. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

The terms and conditions described under this heading are terms and conditions that apply generally to the debt securities. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. Those terms may differ from the terms summarized below.

Except as set forth in the indentures and described in the prospectus supplements, the indentures do not limit the amount of senior debt securities or subordinated debt securities we may issue under the indentures. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in an indenture and described in a prospectus supplement, we may, from time to time, issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series. Additional debt securities issued in this manner will have the same terms and conditions as the outstanding debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding debt securities of that series. In certain instances, additional debt securities of a series sold may be issued with a different CUSIP number from that assigned to previously issued debt securities of that issue.

We may offer subordinated debt securities of a series that we intend to qualify as “Tier 2 capital” under the federal regulatory rules and guidelines for bank holding company capital. In such cases, the subordinated debt series will have such terms and conditions as will permit the subordinated debt securities that we issue and sell to investors to qualify as Tier 2 capital under the regulatory capital requirements for bank holding companies. As a result, the subordinated debt securities of each such subordinated debt series will have a minimum term of five years, will be unsecured, will not have credit-sensitive features or other provisions that are inconsistent with safe and sound banking practice, and will have limited events of default and other provisions that will permit holders of the subordinated debt securities to accelerate payment of principal of, or interest on, any of the subordinated debt securities only upon the occurrence of any event other than our bankruptcy.

Terms and Conditions of Debt Securities to be Described in the Prospectus Supplement

The prospectus supplement relating to any debt securities of a series that we may offer will set forth the price or prices at which the debt securities will be offered to the public and the specific terms and conditions of the debt securities of that series to the extent such terms and conditions are not described in this prospectus. The prospectus supplement will set forth the aggregate principal amount of the debt securities of a series being offered by means of such prospectus supplement and the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be offered and sold to the public. Each series of debt securities will be established and its terms and conditions set by a supplemental indenture. These terms and conditions of the debt securities may include, without limitation, the following:

•	the title and amount of the series of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities of such series that may be issued;

•	if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of the debt securities of the series;

•	the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities of the series will be payable and any rights of extension;

•	the rate or rates, which may be fixed or variable, or the method of determining the rate or rates, at which the debt securities of the series will bear interest, if any;

•

the date or dates from which any interest will accrue on the debt securities of the series, the date or dates on which accrued interest will be payable and the regular related record dates for the payment of accrued interest;

•

the place or places where payments of principal, interest or premium, if any, will be payable, where the debt securities of the series may be surrendered for registration of transfer or exchange, and where notices or demands to or upon us may be served;

•

the period or periods within which, the price or prices at which, and the other terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part, at our option, if we are to have such an option;

•	with respect to our subordinated debt securities, the terms of the subordination of those debt securities in the right of payment to our senior indebtedness;

•	prepayment rights, if any, applicable to the debt securities of the series and any premium payable in connection with any such prepayment;

•

our obligation, if any, to redeem, repay or purchase the debt securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which, and the other terms and conditions upon which, the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•

whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities of the series may be determined with reference to an index, formula or other method, and the manner in which the amounts are to be determined;

•	affirmative, negative and, in the case of our senior debt securities, financial covenants applicable with respect to the debt securities of the series;

•

any additions to, modifications of, or deletions from the terms of the debt securities of the series with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the indenture;

•	whether the debt securities of the series will be issued in certificated or book-entry form;

•	the denomination of the debt securities of the series, if other than $1,000 and any integral multiple thereof;

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if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable, whether we or a holder may elect payment to be made in a different currency and the designation of the original currency determination agent;

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if the debt securities of the series will be initially issuable in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

•	the conditions upon which definitive debt securities of the series will be issued to beneficial owners;

•

the applicability, if any, of the discharge, defeasance and covenant defeasance provisions of the indenture to the debt securities of the series and any additional or different terms on which such debt securities may be discharged or defeased;

•	whether the debt securities of the series can be converted into or exchanged for other securities of our Company, and the related terms and conditions;

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in the case of our subordinated debt securities, provisions relating to any modification of the subordination provisions of the subordinated debt securities of the series, which are described elsewhere in this prospectus;

•	whether the debt securities of the series will be sold as part of units consisting of debt securities, common stock, preferred stock, depositary shares and/or warrants;

•	the terms and conditions, if any, pursuant to which the debt securities are secured;

•	any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities of the series; and

•	any other terms of the debt securities of the series not inconsistent with the provisions of its applicable indenture.

Unless otherwise specified in the applicable prospectus supplement relating to the debt securities of a particular series, the debt securities will not be listed on any securities exchange.

We may offer and sell our debt securities at a substantial discount below their stated principal amount. The debt securities sold on that basis may be original issue discount, or OID, securities, which means that less than the entire principal amount of the original issue discount securities will be payable upon declaration of acceleration of their maturity. Special federal income tax, accounting and other considerations applicable to OID securities will be described in the applicable prospectus supplement.

Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes are described in this prospectus and will be supplemented in the applicable prospectus supplement.

Special federal income tax, accounting and other considerations applicable to debt securities, the principal, premium, if any, or interest of which may be determined by reference to an index, formula or other method will be described in the applicable prospectus supplement.

Except as may be otherwise set forth in the prospectus supplement by which we offer particular debt securities, the indentures do not contain any provisions that would limit our ability to incur indebtedness, including indebtedness senior to the debt securities, or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving our Company. The indentures do not contain specific provisions that would afford debt securityholders protection in the event of a change of control, although such provisions may be included in the terms and conditions of the debt securities of a series by means of the supplemental indenture establishing that series. You should refer to the applicable prospectus supplement for information with respect to the deletion, modification or addition of any of the events of default or covenants that may be included in the debt securities of a series that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

For purposes of the descriptions under the heading “Description of Debt Securities,” “subsidiary” means a corporation, a partnership, business or statutory trust, or a limited liability company a majority of the outstanding voting equity securities or a majority of the voting membership or partnership interests or beneficial interests in a trust, as the case may be (collectively, referred to as “voting equity securities”), of which is owned or controlled, directly or indirectly, by us or by one or more of our other subsidiaries. For the purposes of this definition, “voting equity securities” means securities having voting power for the election of directors, managers, managing partners or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency.

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as either bearing interest at a fixed rate of interest or bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement. As used in the indentures, the term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in Conroe, Texas.

Fixed Rate Debt Securities

If a series of debt securities being offered pursuant to this prospectus will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities or at such other intervals as are established in the terms of the debt securities of a particular series. If the maturity date, any redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, and interest on the next business day, and no interest will accrue on, from and after the maturity date, the redemption date or that interest payment date. Interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

If a series of debt securities being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement and as otherwise set forth below. Each floating rate debt security will have an interest rate basis or formula.

The floating rate debt securities may have a maximum or minimum rate limitation. In no event, however, will the rate of interest on the debt securities be higher than the maximum rate of interest permitted by New York law as that law may be modified by United States law of general application.

We, or an affiliate of ours, the trustee, another bank or investment banking firm designated by us, may act as the calculation agent for floating rate debt securities and, in that capacity, will compute the interest accruing on the debt securities unless otherwise specified in the applicable prospectus supplement.

If any interest payment date for the debt securities of a series bearing interest at a floating rate (other than the maturity date or a redemption date) would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date which is a business day, unless that business day falls in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day. If the maturity date of such debt securities (or a tax or other redemption date, if earlier than the stated maturity date for those debt securities) falls on a day which is not a business day, then we will make the required payment of principal, premium, if any, and interest on the following day which is a business day, as if it were made on the date the payment was due. Interest will not accrue on, from or after the stated maturity date (or any tax or other redemption date) as a result of this delayed payment.

The calculation agent will reset the rate of interest on the debt securities of a series bearing interest at a floating rate on each interest payment date. If any of the interest reset dates for the debt securities is not a business day, that interest reset date will be postponed to the next succeeding business day, unless that day is in the next succeeding calendar month, in which case the interest reset date will be the immediately preceding business day. The interest rate set for the debt securities on a particular interest reset date will remain in effect during the interest period commencing on that interest reset date. Each interest period will be the period from and including the interest reset date to but excluding the next interest reset date or until the maturity date of the debt securities, as the case may be. The interest reset date relating to each interest period will be determined as set forth in the terms of each series of floating rate debt securities.

All percentages resulting from any calculation will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward. Dollar amounts used in any calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

The calculation agent will promptly notify the trustee of each determination of the interest rate, as well as of the interest period, the amount of interest expected to accrue for that interest period and the interest payment date related to each interest reset date, as soon as such information becomes available. The trustee will make such information available to the holders of the relevant debt securities upon request. The calculation agent’s determination of any interest rate and its calculation of the amount of interest for any interest period will be final and binding in the absence of a manifest error.

So long as floating rate debt securities of a series are outstanding, we will at all times maintain a calculation agent as to the debt securities of that series. We will appoint a bank, trust company, investment banking firm or other financial institution to act as the successor calculation agent to the trustee or any of its successors in that capacity in the event that:

•	any calculation agent is unable or unwilling to act;

•	any calculation agent fails duly to establish the floating interest rate for a series of floating rate debt securities; or

•	we propose to remove any calculation agent.

Ranking

Senior Debt Securities

Except as otherwise provided in a supplemental indenture or prospectus supplement, the senior debt securities of a series that we issue will be unsecured and will rank equally in right of payment of the principal of and premium, if any, and interest on such senior debt securities with all of our other existing and future unsecured and unsubordinated debt, including the senior debt securities of any other series, and rank senior in right of payment to any subordinated debt.

Subordinated Debt Securities

Except as otherwise provided in a supplemental indenture or prospectus supplement, subordinated debt securities will be unsecured and will be subordinated in right of payment, to the prior payment in full of all of our “senior indebtedness,” as more fully described in the applicable prospectus supplement. If there is a distribution to our creditors in a liquidation or winding up of our Company, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to our Company, the holders of senior debt will first be entitled to receive payment in full of all amounts due on the senior debt (or provision shall be made for such payment in cash) before any payments may be made on the subordinated debt securities. Because of this subordination, holders of our senior debt securities and general creditors of our Company may recover more of the indebtedness of our Company owed to them, ratably, than will the holders of subordinated debt securities in the event of a distribution of assets upon bankruptcy, reorganization, insolvency, receivership or similar proceeding, or a liquidation, termination or winding up of our Company.

The supplemental indenture, board resolution or board resolution and related officers’ certificate establishing a series of subordinated debt securities will set forth the terms and conditions under which, if any, we will not be permitted to pay some or all of the principal of or premium, if any, or interest on the subordinated debt securities of a series upon the occurrence of an event of default or other circumstances arising under or with respect to senior indebtedness of our Company, including senior debt securities.

As discussed above, the indentures may place no limitation on the amount of indebtedness that we may incur, and the subordinated debt indenture will not limit the amount of debt senior to the subordinated debt securities of any series that we may incur. We expect to incur from time to time additional indebtedness constituting senior debt, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.

“Senior indebtedness” under the subordinated debt indenture means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to our Company, on, or substantially similar payments we will make in respect of the following categories of indebtedness, whether that indebtedness was outstanding at the date of execution of the subordinated debt indenture or thereafter incurred, created or assumed:

•

our other indebtedness evidenced by notes, debentures, or bonds or other securities, whether issued under the provisions of any indenture (including indentures other than the senior debt indenture), fiscal agency agreement, debenture or note purchase agreement or other agreement, including the senior debt securities that may be offered by means of this prospectus and one or more prospectus supplements;

•	our indebtedness for money borrowed or represented by purchase-money obligations, as defined below;

•	our obligations as lessee under leases of property whether made as part of a sale and leaseback transaction to which we are a party or otherwise;

•

indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures that is included in our consolidated financial statements;

•	reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;

•	obligations under various hedging and similar arrangements and agreements, including interest rate and currency hedging agreements and swap and non-swap forward agreements;

•	all our obligations issued or assumed as the deferred purchase price of property or services other than trade accounts payable and accrued liabilities arising in the ordinary course of business; and

•	deferrals, renewals or extensions of any of the indebtedness or obligations described in the eight clauses above.

However, “senior indebtedness” excludes:

•

any indebtedness, obligation or liability referred to in the nine clauses above as to which, in the instrument creating, governing or evidencing that indebtedness, obligation or liability, it is expressly provided that such indebtedness, obligation or liability is not senior in right of payment to, is junior in right of payment to, or ranks equally in right of payment with, other specified types of indebtedness, obligations and liabilities of our Company, including subordinated debt securities of one or more series;

•

any indebtedness, obligation or liability that is subordinated to other of our indebtedness, obligations and liabilities to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and

•

the subordinated debt securities issued pursuant to the subordinated debt indenture and our outstanding junior subordinated indentures and, unless expressly provided in the terms thereof, any of our indebtedness to our subsidiaries.

As used above, the term “purchase-money obligations” means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable.

The applicable prospectus supplement and supplemental indenture may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series. The applicable prospectus supplement will describe as of a recent date the approximate amount of our senior debt outstanding as to which the subordinated debt securities of that series will be subordinated.

Structural Subordination

Because our Company is a holding company, our cash flows and consequent ability to service our obligations, including both our senior debt securities and subordinated debt securities, are dependent on dividends, distributions and other payments of earnings and other funds by our subsidiaries, particularly the Bank, to us. The payment of dividends and other distributions by our subsidiaries is contingent on their earnings and is subject to the requirements of federal banking regulations and other restrictions. For example, various banking laws applicable to the Bank limit the payment of dividends and other distributions by the Bank to us, and may, therefore, limit our ability to pay accrued interest owing on our outstanding senior debt securities and subordinated debt securities on any interest payment date or the principal of such senior debt securities and subordinated debt securities at their maturity. In addition, the debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, because any right of our Company to receive any assets of its subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s secured and unsecured creditors. If our Company itself is recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by our Company. Claims from creditors (other than us) on our subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and trade payables. Any capital loans that we make to the Bank would be subordinate in right of payment to deposits and to other indebtedness of the Bank.

Conversion or Exchange of Debt Securities

The applicable prospectus supplement will describe the terms, if any, on which a series of debt securities may be converted into or exchanged for other of our securities. These terms will include whether conversion or exchange will be mandatory, at our option or at the option of the holder. We will also describe in the applicable prospectus supplement relating to any such convertible or exchangeable debt securities how we will calculate the amount or number of our other securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price or exchange ratio and other terms related to conversion or exchange and any anti-dilution protections.

Redemption of Securities

We may redeem the debt securities, in whole or in part, at the prescribed redemption price, at the times and on the terms described in the applicable prospectus supplement. If we exercise that redemption option, we will notify the trustee and the registrar of the redemption date and of the principal amount of debt securities of the series to be redeemed.

Notice of redemption will be given to each holder of the debt securities to be redeemed at their addresses, as shown on the security register, at least 60 days prior to the date set for such redemption. The notice will set forth: the redemption date; the price at which the debt securities will be redeemed; if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities maturing after the redemption date are to be surrendered for payment of the price at which such debt securities will be redeemed; whether the redemption is for a sinking fund; the CUSIP number applicable to the debt securities to be redeemed; and if all or a portion of the redemption price is to be paid in cash or common stock or other securities or property, a statement whether the Company has elected to pay the redemption price in cash or common stock or other securities and, if applicable, the portion of such payment.

At or prior to the opening of business on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the price at which the debt securities will be redeemed will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue on and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the price set for such redemption.

If we elect to redeem debt securities, we will be required to notify the trustee of the aggregate principal amount of debt securities to be redeemed and the redemption date. If fewer than all the debt securities are to be redeemed, the trustee is required to select the debt securities to be redeemed proportionately, by lot or in a manner it deems fair and appropriate or as required by law. Any of the debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to you without service charge, new debt securities of the same series, containing identical terms and conditions, of any authorized denominations as requested by you, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the debt securities you surrender.

Payment and Paying and Transfer Agent

We will make all payments of principal of and premium, if any, and interest on the debt securities of each series offered pursuant to this prospectus to the depository for the debt securities of that series, which will be DTC, for so long as those debt securities remain in book-entry form. If certificated securities are issued as to the debt securities of any series, we will pay the principal of and the premium, if any, and interest on those debt securities by wire transfer in accordance with the instructions given to us by the holders of those debt securities. Except as otherwise noted below, all other payments with respect to certificated debt securities will be made at the office or agency of the paying agent within Conroe, Texas unless we elect to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Under the terms of the indentures, we and the trustee will treat the registered holder of such debt securities (i.e., DTC (or its nominee)) as the owner thereof for all purposes, including the right to receive payments and for all other purposes. Consequently, neither we nor the trustee or any of our respective agents has or will have any responsibility or liability for:

•

any aspects of the records of DTC or any direct or indirect participant therein relating to or payments made on account of any such debt securities, any such payments made by DTC or any direct or indirect participant therein, or maintaining, supervising or reviewing the records of DTC or any direct or indirect participant therein relating to or payments made on account of any such debt securities; or

•

DTC or any direct or indirect participant therein. Payments by participants to the beneficial owners of our debt securities held through participants are the responsibility of such participants, as is now the case with securities held for the accounts of customers registered in “street name.”

We will maintain an office or agency in Conroe, Texas, where debt securities of each series may be presented for registration of transfer or for exchange and an office or agency where such debt securities may be presented and surrendered for payment. The trustee under the indentures, will also be the registrar and paying agent for the debt securities of each series unless it resigns from such position or it is otherwise replaced in such capacities as provided in the applicable indentures. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Same-Day Settlement

The debt securities will trade in the same-day funds settlement system in the United States until maturity. Purchases of debt securities in secondary market trading must be settled in immediately available funds. See “—Book-Entry Issuance” below.

Denomination, Payment, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities of a series in denominations of $1,000 or integral multiples of $1,000.

Unless otherwise specified in the applicable prospectus supplement, we will pay the principal of, and applicable premium, if any, and interest on the debt securities of any series at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement and supplemental indenture. At our option, we may pay interest by check mailed to the address of the person entitled to the interest payment as it appears in the register for the applicable debt securities or by wire transfer of funds to that person at an account maintained within the United States.

Any defaulted interest, which means interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, will immediately cease to be payable to the registered holder on the applicable regular record date by virtue of his having been the registered holder on such date. We may pay defaulted interest either to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which is to be given to the holder of the debt security not less than ten days before the special record date, or at any time in any other lawful manner, all as more completely described in the indenture or supplemental indenture.

Subject to limitations imposed upon debt securities issued in book-entry form, the holder may exchange debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor but in different, authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the holder may surrender debt securities of any series for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of any debt securities. If the applicable prospectus supplement refers to any transfer agent in addition to the applicable trustee, which additional transfer agent is initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series of debt securities. We may at any time designate additional transfer agents with respect to any series of debt securities.

If we redeem the debt securities of any series, neither we nor any trustee will be required to:

•

issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	register the transfer of, or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•	issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Global Securities

As described in further detail below under “—Book-Entry Issuance,” we may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository or with a nominee for a depository identified in the applicable prospectus supplement relating to that series. We will issue global securities in registered form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series.

Our obligations with respect to the debt securities of any series, as well as the obligations of the applicable trustee with respect to the debt securities of such series, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary and/or participant of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have a note or certificate representing his or her debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities unless the conditions for issuance of physical certification are met;

•	the investor must look to his or her bank or brokerage firm or related DTC participant for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system and settled using same-day funds.

The prospectus supplement for a series of debt securities will list the special situations, if any, in which a global security will be exchanged for physical certificates representing debt securities represented by the global securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders. When a global security is exchanged for physical certificates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders of the debt securities represented by the global security.

Merger, Consolidation or Sale of Assets

We will not be permitted to consolidate with or merge into any other entity, or sell, lease, transfer or convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other entity and no other entity will consolidate with or merge into us, or sell, lease, transfer or convey all or substantially all of its properties and assets to us unless:

(1) either:

•	our Company is the continuing entity; or

•

the successor entity, if other than our Company, formed by or resulting from any consolidation or merger, or which has received the transfer of our properties and assets, expressly assumes payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture; and

(2) immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of that transaction as having been incurred by us at the time of the transaction, no event of default under the applicable indenture, and no event which, after notice, the lapse of time or both, would become an event of default will have occurred and be continuing.

The conditions described in (1) and (2) above would not apply to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries.

Except as provided in this prospectus or as may otherwise be provided in the applicable prospectus supplement, the applicable indenture and the terms of the debt securities will not contain any event risk or similar covenants that are intended to afford protection to holders of any debt securities in the event of a merger, a highly leveraged transaction or other significant corporate event involving us or our subsidiaries, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Additional Covenants and/or Modifications to the Covenant Described Above

Any covenants of our Company in addition to, and/or modifications to, the covenant relating to mergers, consolidations and sales of assets described above with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or incurrence of liens or any affirmative covenants, other negative covenants or financial covenants, will be set forth in the indenture and described in the prospectus supplement relating to that series of debt securities.

Unless the applicable prospectus supplement indicates otherwise, the indentures do not contain a restrictive covenant on the incurrence of debt of the type described above, nor do they contain any other provision which restricts us from, among other things:

•	incurring or becoming liable on any secured or unsecured senior or subordinated indebtedness or general obligations; or

•	paying dividends or making other distributions on our capital stock; or

•	purchasing or redeeming our capital stock; or

•	creating any liens on our property for any purpose.

Events of Default; Right to Accelerate

Senior Debt Securities. Under the senior debt indenture, but subject to any modifications or deletions provided in any supplemental indenture or board resolution or board resolution and related officers’ certificate with respect to or establishing the terms and conditions of the senior debt securities of any specific series, an event of default will occur with respect to the senior debt securities upon the occurrence of any of the following events:

•	failure to pay any installment of interest payable on any senior debt security of the series for 30 days;

•	failure to pay principal of, or premium, if any, on, any senior debt security of the series when due, whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;

•	default in making any sinking fund payment when due, for any senior debt security of the series;

•

default in the performance or breach of any other covenant or warranty of our Company contained in the senior debt indenture, other than a covenant added to the senior debt indenture solely for the benefit of any other series of senior debt securities issued under that senior debt indenture, continuing for 90 days after written notice as provided in the senior debt indenture;

•

the entry by a court having proper jurisdiction of a decree or order for relief in respect of us (or, in each case, any significant subsidiary of ours) in an involuntary case or proceeding under any bankruptcy, insolvency, reorganization or similar law or adjudging us bankrupt or insolvent or approving as properly filed a petition seeking our reorganization, arrangement, adjustment or composition or appointing a custodian, receiver, liquidator, assignee, trustee or similar official for us or of any substantial part of our property, or ordering our winding up or liquidation and such decree or order shall have continued unstayed and in effect for a period of 60 consecutive days;

•

if we (or, in each case, any significant subsidiary of ours) commence a voluntary case or proceeding under any bankruptcy, insolvency, reorganization law or to be adjudicated a bankrupt or insolvent, or we consent to the entry of a decree or order for relief in an involuntary case or proceeding under any bankruptcy, insolvency, reorganization or similar law, to the commencing of any bankruptcy or insolvency case or proceeding or to the filing of any petition or appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee or similar official for us or of any substantial part of our property or any assignment for the benefit of our creditors or our taking of any action in furtherance of such action;

•

default in the delivery of any shares of common stock or other securities or property when required to be delivered upon the conversion of, or the exchange of, any senior debt securities of a series and that default continues for a period of 10 days; or

•	any other event of default as is described in the prospectus supplement relating to any series of senior debt securities being offered for sale.

If any bankruptcy or insolvency-related event of default described above occurs, the principal amount and interest on the senior debt securities will become immediately due and payable, subject to the broad equity powers of a federal bankruptcy court and the determination by that court of the nature and status of the payment claims of the holders of the senior debt securities. If any other event of default described above or established as a term of the senior debt securities of a series occurs and is continuing, the senior debt trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding senior debt securities of that series may accelerate the maturity of the outstanding senior debt securities of that series and declare the principal of and accrued and unpaid interest on such senior debt securities to be immediately due and payable. Upon such a declaration, the principal of (or such lesser amount as may be provided for in the terms of the senior debt securities of that series) and all accrued and unpaid interest on such senior debt securities will become immediately due and payable upon notice of such declaration being given in writing to our Company and, if the acceleration is by the holders, the senior debt trustee. At any time after a declaration of acceleration with respect to the senior debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of outstanding senior debt securities of that series may rescind and annul the consequences of the event of default, but only if certain conditions have been satisfied.

Subordinated Debt Securities. Under the subordinated debt indenture, but subject to any modifications or deletions provided in any supplemental indenture or board resolution or board resolution and related officers’ certificate with respect to any specific series of subordinated debt securities, an event of default will occur with respect to the subordinated debt securities upon the occurrence of any of the following events:

•	failure to pay any installment of interest payable on any subordinated debt security of the series for 30 days;

•

failure to pay principal of, or premium, if any, on, any subordinated debt security of the series when due, whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;

•	default in making any sinking fund payment when due, for any subordinated debt security of the series;

•

default in the performance or breach of any other covenant or warranty of our Company contained in the subordinated debt indenture, other than a covenant added to the subordinated debt indenture solely for the benefit of any other series of subordinated debt securities issued under that subordinated debt indenture, continuing for 90 days after written notice as provided in the subordinated debt indenture;

•

the entry by a court having proper jurisdiction of a decree or order for relief in respect of us (or, in each case, any significant subsidiary of ours) in an involuntary case or proceeding under any bankruptcy, insolvency, reorganization or similar law or adjudging us bankrupt or insolvent or approving as properly filed a petition seeking our reorganization, arrangement, adjustment or composition or appointing a custodian, receiver, liquidator, assignee, trustee or similar official for us or of any substantial part of our property, or ordering our winding up or liquidation and such decree or order shall have continued unstayed and in effect for a period of 60 consecutive days;

•

if we (or, in each case, any significant subsidiary of ours) commence a voluntary case or proceeding under any bankruptcy, insolvency, reorganization law or to be adjudicated a bankrupt or insolvent, or we consent to the entry of a decree or order for relief in an involuntary case or proceeding under any bankruptcy, insolvency, reorganization or similar law, to the commencing of any bankruptcy or insolvency case or proceeding or to the filing of any petition or appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee or similar official for us or of any substantial part of our property or any assignment for the benefit of our creditors or our taking of any action in furtherance of such action; or

•	such other events of default as are described in the prospectus supplement relating to any series of subordinated debt securities being offered for sale.

If an event of default based on the entry of a decree or order for relief in a bankruptcy or insolvency proceeding or the commencement by us of a bankruptcy or insolvency proceeding or our consent to the entry of an order in an involuntary bankruptcy or insolvency proceeding that adjudicates us as being insolvent occurs, the principal amount and interest on the subordinated debt securities shall become immediately due and payable, subject to the broad equity powers of a federal bankruptcy court and the determination by that court of the nature and status of the payment claims of the holders of the subordinated debt securities. Unless the terms of the subordinated debt securities of a series provide otherwise, if any non-insolvency event of default described above or established as a term of the subordinated debt securities of a series occurs and is continuing, the subordinated debt trustee or the holders of not less than 25% of the aggregate principal amount of the outstanding subordinated debt securities of that series may accelerate the maturity of the outstanding subordinated debt securities of that series and declare the principal of and accrued and unpaid interest on such subordinated debt securities to be immediately due and payable. Upon such a declaration, the principal of (or such lesser amount as may be provided for in the terms of the subordinated debt securities of that series) and all accrued and unpaid interest on such subordinated debt securities will become immediately due and payable upon notice of such declaration being given in writing to our Company and, if the acceleration is by the holders, the subordinated debt trustee. At any time after a declaration of acceleration with respect to the subordinated debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of outstanding subordinated debt securities of that series may rescind and annul the consequences of the event of default, but only if certain conditions have been satisfied.

We may offer subordinated debt securities of a series that we intend to qualify as “Tier 2 capital” under the federal regulatory rules and guidelines for bank holding company capital. For such subordinated debt securities to so qualify as “Tier 2 capital,” the maturity of such subordinated debt securities may not be accelerated upon the occurrence and continuation of an event of default unless the event of default is one based on the entry of a decree or order for relief in a bankruptcy or insolvency proceeding or the commencement by us of a bankruptcy or insolvency proceeding or our consent to the entry of an order in an involuntary bankruptcy or insolvency proceeding as discussed above. Notwithstanding the discussion appearing above of the rights of the subordinated debt trustee or holders of subordinated debt securities to accelerate the maturity of such subordinated debt securities upon the occurrence of a non-insolvency event of default, the terms of the subordinated debt securities of a series intended to qualify as “Tier 2 capital” will expressly limit the rights of the subordinated debt trustee and the holders of the subordinated debt securities of such series to declare an acceleration of the maturity of such subordinated debt securities upon the occurrence of a non-insolvency default and such limitation will be described in any prospectus supplement by which we offer subordinated debt securities of that series for sale. As a consequence of that limitation, with respect to our subordinated debt securities of a series intended to qualify as “Tier 2 capital,” neither the trustee nor the holders of the subordinated debt securities of any series or any group of holders of any portion of the outstanding subordinated debt securities of one or more series will have the right to accelerate the subordinated debt securities of any series in the event of a default in the payment of principal of, or premium, if any, or interest on, the subordinated debt securities of that series or as a result of our nonperformance of any other covenant applicable to or obligation arising under the terms of the subordinated debt securities of that series or the subordinated debt indenture. If we default in our obligation to pay any interest on the subordinated debt securities when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal amount due upon maturity, or if we breach any covenant or agreement contained in the subordinated debt indenture and that default continues for any grace period, then the subordinated debt trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of subordinated debt securities of the performance of any covenant or agreement in the indenture. As a result of such limitations on the rights and remedies of the holders of subordinated debt securities of a series intended to qualify as “Tier 2 capital”, the holders of our senior debt securities, holders of our other senior indebtedness, holders of our subordinated debt securities of a series not intended to qualify as “Tier 2 capital” and our general creditors would be able to act to recover amounts owing to them prior to the holders of our subordinated debt securities.

Collection of Indebtedness

If an event of default relating to our failure to pay interest or principal, to make a sinking fund or analogous payment occurs with respect to the debt securities of a series issued under an indenture, we must pay to the applicable trustee for the benefit of the holders of the affected debt securities the amount of the principal of, and premium, if any, and accrued and unpaid interest on, such debt securities and, to the extent legally enforceable, interest on any such overdue amounts at the rate determined as prescribed in the terms of such debt securities. If we fail to pay such amounts, the applicable trustee may institute a suit against us to collect the amounts due and payable. If the debt securities as to which such a failure of payment occurs are subordinated debt securities intended to qualify as “Tier 2 capital,” the amounts we would be required to pay to the subordinated debt trustee upon such a failure of payment or performance would not include any principal, premium or interest that would not be due without the maturity of such subordinated debt securities being accelerated.

Trustee Action

The indentures provide that, subject to the duty of the trustee upon the occurrence of an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities unless such holders shall have offered to the trustee indemnity or security reasonably satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by it in complying with such request or direction. Subject to certain provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the subject debt securities.

Limitations on Suits by Holders

Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, holders of debt securities will have no right to institute any proceeding, judicial or otherwise, with respect to the indentures, or for the appointment of a receiver or trustee, or for any other remedy under the indentures unless:

•	such holder has previously given written notice to the trustee of a continuing event of default with respect to the applicable debt securities;

•

the holders of not less than 25% in aggregate principal amount of the applicable debt securities shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture;

•	such holder or holders have offered to the trustee reasonable security or indemnity against the costs, expenses, and liabilities to be incurred in complying with such request;

•	the trustee for 60 days after its receipt of such notice, request, and offer of security or indemnity has failed to institute any such proceeding; and

•

no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities.

In any event, the applicable indenture provides that no one or more of such holders of the debt securities of a series will have any right under such indenture to affect, disturb or prejudice the rights of any other holder of debt securities of any series issued under such indenture, or to obtain priority or preference over any of the other holders or to enforce any right under such indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders of debt securities issued under that indenture.

Waiver

Each indenture provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series issued under that indenture may waive any past default with respect to that series and its consequences, except a default:

•	in the payment of the principal of, or premium, if any, or interest on any debt security of that series; or

•

in respect of a covenant or provision contained in that indenture that, by the terms of the indenture, cannot be modified or amended without the consent of each affected holder of an outstanding debt security.

Notice of Defaults

The trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived; but the trustee may withhold notice of any default, except a default in the payment of the principal of, or premium, if any, or interest on the debt securities or in the payment of any sinking fund installment in respect of the debt securities, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to the applicable indenture or for any remedy under such indenture, except in the case of failure of the applicable trustee, for 60 days, to act after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to the trustee, and provided that no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. However, any holder of debt securities is not prohibited from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on the debt securities at their respective due dates.

Subject to the trustee’s duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of debt securities of a series then outstanding under the applicable indenture unless the holders offer to the trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or of the applicable trustee exercising any trust or power conferred upon the trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or the indenture that may involve the trustee in personal liability or may be unduly prejudicial to the holders of debt securities of that series not joining in the direction.

Within 180 days after the end of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status of the default.

Modification of an Indenture

Except as otherwise specifically provided in the applicable indenture, with the consent of the holders of not less than a majority in aggregate principal amount of all outstanding debt securities issued under the indenture that are affected by the modification or amendment, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders of debt securities issued under the indenture. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

•	extend the stated maturity of the principal of, or any installment of interest, or the premium, if any, on, any debt security;

•

reduce the principal amount of, or the rate at which interest accrues under, amount of interest on, or change the manner of calculating the rate, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	extend the time of payment of interest on any debt security;

•	change any of the conversion, exchange or redemption provisions of any debt security;

•	change the place of payment, or the coin or currency for payment, of principal of, or premium, if any, including any amount in respect of original issue discount or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or for the conversion or exchange of any debt security in accordance with its terms;

•	modify the ranking or priority of the securities in a manner adverse to the holders of any debt security;

•

reduce the percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with specific provisions of or certain defaults and consequences under the indenture, or to reduce the quorum or voting requirements set forth in the indenture; or

•

modify any of the provisions relating to the waiver of specific past defaults or compliance with specific covenants, except to increase the required percentage to effect that action or to provide that specific other provisions may not be modified or waived without the consent of the holder of that debt security.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by any such modification or amendment will have the right to waive our compliance with specific covenants in the indenture.

We and the trustee may modify and amend the applicable indenture without the consent of the holders of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities issued under the indenture;

•

to add or change any provisions of the indenture to permit or facilitate the issuance of debt securities in uncertificated form issued under the indenture, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

to change or eliminate any provision of the indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created thereunder prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

•	to secure the debt securities of any series issued under the indenture;

•	to establish the form or terms of debt securities of any series to be issued under the indenture;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity or correct any inconsistency in the indenture provided that the cure or correction does not adversely affect the holders of the debt securities issued under the indenture;

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities issued under the indenture, provided that the supplemental indenture does not adversely affect the interests of the holders of the debt securities of any series issued under the indenture in any material respect;

•	to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series issued under the indenture;

•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities to be issued under the indenture in the future;

•	to conform any provision in the indenture to the requirements of the Trust Indenture Act;

•	to make any change that does not adversely affect the legal rights under the indenture of any holder of debt securities of any series issued under the indenture; or

•	in the case of any subordinated debt security, to make any change in the subordinated provisions that limits or terminates the benefits applicable to the holder of any senior debt.

In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture governing such series of debt securities or whether a quorum is present at a meeting of holders of debt securities of such series:

•

the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal of that original issue discount security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of that original issue discount security;

•

the principal amount of an indexed security that is deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security under the indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or any affiliate of us or of any other obligor will be disregarded.

Discharge, Defeasance and Covenant Defeasance

Discharge

We are permitted under each indenture to discharge specific obligations to holders of any series of debt securities issued under the indenture (1) that have not already been delivered to the applicable trustee for cancellation and (2) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by irrevocably depositing with the applicable trustee, in trust, money or funds certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, on and interest on the debt securities of one or more series.

Defeasance and Covenant Defeasance

If the provisions in an indenture relating to defeasance and covenant defeasance are made applicable to the debt securities of any series issued under that indenture, we may elect either:

•

defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities of a series, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

•

covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with our obligations will not constitute an event of default with respect to the debt securities being defeased; in either case upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in currency or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on such debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.

A trust will only be permitted to be established under an indenture if, among other things:

•

we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities being defeased will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

•	no event of default or any event which after notice or lapse of time or both would be an event of default has occurred and is continuing;

•

the defeasance or covenant defeasance will not result in a breach or violation of, or constitute an event of default under, the indenture, any senior debt or any other material agreement or instrument to which the Company is a party or by which it is bound;

•	certain other provisions set forth in the applicable indenture are met;

•

we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with; and

•

in the case of the subordinated debt indenture, no event or condition will exist that, pursuant to certain provisions described under “—Ranking—Subordinated Debt Securities,” would prevent the Company from making payments of principal of and premium, if any, and interest on the subordinated debt securities being defeased at the date of the irrevocable deposit referred to above.

In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.

In the event we properly discharge and satisfy or effect a defeasance or covenant defeasance with respect to any subordinated debt securities, the subordination provisions of those subordinated debt securities will cease to cause those subordinated debt securities to be subordinate in right of payment to the payment in full of the senior indebtedness as defined for purposes of those subordinated debt securities. In such a circumstance, the funds or government obligations deposited in trust with the applicable trustee in connection with such discharge and satisfaction, defeasance or covenant defeasance may be applied to the payment of the principal of, and premium, if any, and interest on, the subordinated debt securities discharged and satisfied or the subject of defeasance or covenant defeasance prior to any or all of the senior indebtedness being paid in full.

A prospectus supplement by which we offer for sale debt securities of a particular series may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within such particular series.

Regarding the Trustee

The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.

At all times, the trustee must be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with authority to exercise corporate trust powers, be subject to the supervision or examination by federal, state, territorial or District of Columbia authority, have at all times a combined capital and surplus of not less than $5,000,000 and not be the Company or any person directly or indirectly controlled or controlled by or under common control with the Company.

If the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, with respect to the debt securities, within 90 days after the trustee has or acquired a conflicting interest, which has not been cured or waived, the trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as trustee with respect to the debt securities issued under the applicable indenture. If the trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities. The trustee and/or certain of its affiliates may provide banking, investment and other services to us.

The trustee has two main roles under the indentures. First, the trustee can enforce your rights against us if an event of default occurs with respect to any debt securities. See “—Limitations on Suits by Holders” and “—Notice of Defaults” for certain information regarding the rights of the trustee upon the occurrence of an event of default. Second, the trustee performs certain administrative duties related to the debt securities of each series for us. The trustee is entitled, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of those holders.

The trustee may resign or be removed as the trustee under an indenture, and a successor trustee may be appointed by us or by the holders holding a majority in aggregate principal amount of the debt securities outstanding under the applicable indenture to act with respect to all of the debt securities outstanding under the applicable indenture. If the trustee resigns or is removed as trustee under one of the indentures, it may continue to serve as the trustee under the other indenture unless it resigns or is removed as trustee under the other indenture.

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under that indenture separate from the trust administered by any other such trustee as to a separate series of debt securities issued under that indenture. Except as otherwise indicated in this prospectus or the applicable prospectus supplement, a trustee may only take an action with respect to the debt securities of the particular series of debt securities for which it is trustee under an indenture.

Governing Law

The debt securities of each series and the indenture will be governed by, and construed in accordance with, the internal laws of the State of New York.

Book-Entry Issuance

If so provided in the applicable prospectus supplement, we will issue the debt securities of each series offered by means of this prospectus in the form of one or more fully registered global debt securities, without coupons, each of which we refer to as a “global security.” Each such global security will be registered in the name of a depositary or a nominee of a depositary and held through one or more domestic clearing systems, principally the book-entry system operated by DTC in the United States. No person who acquires an interest in these global securities will be entitled to receive a certificate or other instrument representing the person’s interest in the global securities except as set forth under “—Certificated Debt Securities” below or in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, all references in this prospectus or any prospectus supplement to this prospectus to actions by holders of any debt securities that are global securities refer to actions taken by DTC upon instructions from its participants, and all references herein to payments and notices to the holders refer to payments and notices to DTC or its nominee, as the case may be, as the registered holder of the offered debt securities. Electronic securities and payment transfer, processing, depositary and custodial links have been established among the DTC system and other systems, either directly or indirectly, which enable global securities to be issued, held and transferred among these clearing systems through these links.

Although DTC has agreed to the procedures described below in order to facilitate transfers of global securities among participants in DTC, it is under no obligation to perform or continue to perform those procedures, and those procedures may be modified or discontinued at any time. Neither we, the trustee nor any registrar and transfer agent with respect to our debt securities of any series offered by means of this prospectus will have any responsibility for the performance by DTC or any of its direct or indirect participants of its obligations under the rules and procedures governing the operations of DTC.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of a series issued in the form of one or more global securities will be registered in the name of DTC or a nominee of DTC. Where appropriate with respect to the debt securities of a series being offered and sold by means of this prospectus, links will be established among DTC to facilitate cross-market transfers of those debt securities associated with secondary market trading. While the following information in this prospectus concerning DTC and its book-entry system has been obtained from sources we believe to be reliable, we take no responsibility for the accuracy of that information. Furthermore, DTC has no obligation to perform or continue to perform the procedures described below, and any of them may discontinue or change those procedures at any time.

We understand the following information is applicable with respect to DTC: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments that DTC’s participating organizations, referred to as “direct DTC participants,” deposit with DTC. DTC also facilitates the clearance and post-trade settlement among direct DTC participants of sales and other securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry transfers and pledges in direct DTC participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, indirectly own DTC. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is owned by a number of direct DTC participants and members of the National Securities Clearing Corporation, the Fixed Income Clearing Corporation, and the Emerging Markets Clearing Corporation (which corporations are also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants” and together with direct DTC participants, referred to as “DTC participants,” such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. DTC rules applicable to DTC participants are on file with the SEC.

Beneficial interests in a global security representing outstanding debt securities of a series will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and DTC participants. When you purchase our debt securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the debt securities in its account on DTC’s records. When you actually purchase the debt securities, you will become their beneficial owner and your ownership interest will be recorded only on the records of the DTC participants. DTC will have no knowledge of your individual ownership of the debt securities. DTC’s records will show only the identity of the direct DTC participants and the amount of the debt securities held by or through them. When you purchase debt securities through the DTC system, you will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the DTC participant through which you purchase the debt securities. The DTC participants are responsible for keeping accurate account of the holdings of their customers.

The trustee and we will treat DTC or its nominee as the owner of each global security registered in the name of DTC or its nominee for all purposes. Accordingly, the trustee will wire payments on the debt securities to the DTC nominee that is the registered holder of the debt securities. It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts due on a global security, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. Payments to you with respect to your beneficial interest in any debt securities in turn will be the responsibility of the DTC participants based on their respective customary practices, and the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices likewise will be sent by us or, at our request, by the trustee directly to DTC, which in turn will inform the DTC participants, which will then contact you as a beneficial holder. In addition, it is DTC’s current practice to pass through any consenting or voting rights to the direct DTC participants by using an omnibus proxy. Those direct DTC participants should, in turn, solicit votes and consents from you, the ultimate owner of debt securities, based on their respective customary practices.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the debt securities and is required to receive and transmit distributions of principal of and premium, if any, and interest on the debt securities. DTC participants with which investors have accounts with respect to the debt securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.

Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in certificated form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.

DTC will only take any action permitted to be taken by a holder of debt securities under the terms and conditions of the debt securities (including, without limitation, the presentation of debt securities for exchange)

only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that direct DTC participant has or those direct DTC participants have given the direction. However, in certain circumstances described below under “—Certificated Debt Securities” below, DTC will exchange the global securities held by it for certificated debt securities, which it will distribute to the direct DTC participants.

Certificated Debt Securities

Debt securities represented by one or more global securities will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days; or

•	we decide to discontinue the book-entry system; or

•	an event of default has occurred and is continuing with respect to the applicable debt securities.

If a global security is exchanged for certificated debt securities, the trustee will keep the registration books for the applicable debt securities at its corporate office and follow customary practices and procedures regarding those certificated debt securities.

DESCRIPTION OF COMMON STOCK

General

The following discussion summarizes some of the important rights of the holders of shares of our common stock. This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding our common stock that is important to you. These rights can be determined in full only by reference to federal and state banking laws and regulations, the Texas Business Organizations Code, or the TBOC, our second amended and restated certificate of formation, or certificate of formation, and amended and restated bylaws, or bylaws.

We are incorporated in the State of Texas. The rights of our shareholders are generally covered by Texas law and our certificate of formation and bylaws. The terms of our capital stock are therefore subject to Texas law, including the TBOC, and the common and constitutional law of Texas. The following discussion describes the terms of our certificate of formation and bylaws. Our certificate of formation, as amended, and bylaws have been filed with the SEC and are incorporated by reference as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3 hereto, and we encourage you to read those documents.

Our certificate of formation authorizes us to issue up to 50,000,000 shares of common stock, no par value per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. The authorized but unissued shares of our capital stock will be available for future issuance without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange.

Voting Rights

Subject to any special voting rights that may be given to any series of preferred stock that we may issue in the future, holders of our common stock are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of our shareholders. Directors are elected by a plurality of the votes cast. Shareholders are not entitled to cumulate their votes with respect to the election of directors.

Dividend Rights

Holders of our common stock are entitled to dividends when, as and if declared by our board of directors out of funds legally available therefor.

Liquidation Rights

Upon any voluntary or involuntary liquidation, receivership or dissolution, all shares of our common stock will be entitled to share equally in all remaining assets after the holders of shares of preferred stock or other senior securities have received the liquidation preference of their shares, and after all other indebtedness, if any, has been retired.

Other

Our common stock has no preemptive or conversion rights and is not entitled to the benefits of any redemption or sinking fund provision.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “STXB.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Business Combinations under Texas Law

A number of provisions of Texas law and our certificate of formation and bylaws could have an anti-takeover effect and make any potential acquisition of our organization by means of a tender offer, a proxy contest or otherwise and the removal of incumbent directors more difficult. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate first with our board of directors.

We are subject to the provisions of Title 2, Chapter 21, Subchapter M of the TBOC, which provides that a Texas corporation that qualifies as an “issuing public corporation” (as defined in the Texas Business Combination Law) may not engage in specified types of “business combinations” with a person, or an affiliate or associate of that person, who is an “affiliated shareholder.” For purposes of this law, a “business combination” is defined generally to include: mergers or share exchanges; dispositions of assets having an aggregate value equal to 10% or more of the market value of the assets or of the outstanding common stock or representing 10% or more of the earning power or net income of the corporation; certain issuances or transactions by the corporation that would increase the affiliated shareholder’s number of shares of the corporation; certain liquidations or dissolutions; and the receipt of tax, guarantee, loan or other financial benefits by an affiliated shareholder of the corporation. For purposes of this law, an “affiliated shareholder” is, or was, during the prior three years, the beneficial owner of 20% or more of the corporation’s voting shares. The prohibition on certain transactions with such affiliated shareholders extends for a three-year period from the date such shareholder first becomes an affiliated shareholder. These prohibitions do not apply if:

•

the business combination or the acquisition of shares by the affiliated shareholder was approved by the board of directors of the corporation before the affiliated shareholder became an affiliated shareholder; or

•

the business combination was approved by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of the corporation not beneficially owned by the affiliated shareholder or an affiliate or associate of the affiliated shareholder, at a meeting of shareholders called for that purpose, not less than six months after the affiliated shareholder became an affiliated shareholder.

As we currently have more than 100 shareholders, we are considered an “issuing public corporation” for purposes of this law. The Texas Business Combination Law does not apply to the following:

•

the business combination of an issuing public corporation: where the corporation’s original certificate of formation or bylaws contain a provision expressly electing not to be governed by the Texas Business Combination Law; or that adopts an amendment to its certificate of formation or bylaws, by the affirmative vote of the holders, other than affiliated shareholders or an affiliate or associate of the affiliated shareholder, of at least two-thirds of the outstanding voting shares of the corporation, expressly electing not to be governed by the Texas Business Combination Law and so long as the amendment does not take effect for 18 months following the date of the vote and does not apply to a business combination with an affiliated shareholder who became affiliated on or before the effective date of the amendment;

•

a business combination of an issuing public corporation with an affiliated shareholder that became an affiliated shareholder inadvertently, if the affiliated shareholder divests itself, as soon as practicable, of enough shares to no longer be an affiliated shareholder and would not at any time within the three-year period preceding the announcement of the business combination have been an affiliated shareholder but for the inadvertent acquisition;

•

a business combination with an affiliated shareholder who became an affiliated shareholder through a transfer of shares by will or intestacy and continuously was an affiliated shareholder until the announcement date of the business combination; and

•

a business combination of a corporation with its wholly-owned subsidiary, if the subsidiary is a Texas entity and not an affiliate or associate of the affiliated shareholder other than by reason of the affiliated shareholder’s beneficial ownership of voting shares of the corporation.

Neither our certificate of formation nor our bylaws contains any provision expressly providing that we will not be subject to the Texas Business Combination Law. As a result, the Texas Business Combination Law may prevent a non-negotiated merger or other business combination involving us, even if such a merger or combination would be beneficial to our shareholders.

Action by Written Consent

Under Texas law, no action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting of shareholders without the unanimous written consent of all shareholders entitled to vote on the action unless the certificate of formation specifically allows action to be taken by a written consent of the shareholders holding at least the minimum number of shares necessary to take the action that is subject to that consent at a meeting of shareholders, even though such consent is not signed by all of the corporation’s shareholders. Our certificate of formation does not provide for shareholder action by less than unanimous written consent.

Certain Certificate of Formation and Bylaw Provisions Potentially Having an Anti-takeover Effect

Certain provisions of our certificate of formation and bylaws as in effect on the date of this prospectus may have an anti-takeover effect and thus discourage potential takeover attempts and make it more difficult for our shareholders to change management or receive a premium for their shares. These provisions include:

•	staggered terms for directors, who may only be removed for cause;

•	authorization for our board of directors to issue shares of one or more series of preferred stock without shareholder approval and upon such terms as the board of directors may determine;

•	a prohibition of shareholder action by less than unanimous written consent;

•	a prohibition of cumulative voting in the election of directors;

•	a provision establishing certain advance notice procedures for nomination of candidates for election of directors and for shareholder proposals; and

•

a limitation on the ability of shareholders to call special meetings to those shareholders or groups of shareholders owning at least 50% of our shares of common stock that are issued, outstanding and entitled to vote.

In addition to these provisions of our certificate of formation and bylaws, banking laws impose notice, approval, and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or indirect “control” of an FDIC-insured depository institution. These laws include the Bank Holding Company Act of 1956 and the Change in Bank Control Act of 1978. These laws could delay or prevent an acquisition.

Exclusive Forum

Our certificate of formation provides that the state and federal courts located in Montgomery County, Texas will, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any actual or purported derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers, (c) any action asserting a claim against us or any of our directors or officers arising pursuant to the TBOC, our certificate of formation, or our bylaws, (d) any action to interpret, apply, enforce or determine the validity of our certificate of formation or bylaws, or (e) any action asserting a claim against us or any of our directors or officers that is governed by the internal affairs doctrine. The choice of forum provision in our certificate of formation may limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us. Alternatively, if a court were to find the choice of forum provision contained in our certificate of formation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results, and financial condition.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of formation provides that our directors and officers will be indemnified by us to the fullest extent permitted by the TBOC, against all expenses incurred in connection with their service for or on our behalf. In addition, our certificate of formation provides that our directors and officers will not be personally liable for monetary damages to us to the fullest extent permitted by the TBOC.

We have entered into indemnification agreements with our officers and directors pursuant to which they are indemnified as described above. We also, among other things, have agreed to advance costs and expenses subject to the condition that an indemnitee shall reimburse the indemnitor for all the amounts paid if a final judicial determination is made that the indemnitee is not entitled to be so indemnified under applicable law and regulation.

DESCRIPTION OF PREFERRED STOCK

The following description is a general summary of the terms of the preferred stock that we may issue. The description below and in any prospectus supplement relating to the offer for sale of shares of a series of our preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of formation, and the applicable certificate of designation to our certificate of formation establishing the terms of the series of preferred stock being offered for sale by means of a prospectus supplement and our bylaws, each of which we will make available upon request. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of certificate of formation, the applicable certificate of designation and our bylaws because they, and not the summaries, define your rights as a holder of shares of our preferred stock as of the date of this prospectus. See “Where You Can Find More Information” for additional information.

General

We are authorized to issue 5,000,000 shares of preferred stock, par value $1.00 per share.

On February 23, 2017, we reclassified our 170,236 shares of Series A preferred stock into common stock on a one-for-one basis. We issued shares of Series A preferred stock in August 2011 as a reclassification of each share of common stock held by a record holder of fewer than 5,000 shares of common stock into one share of Series A preferred stock. The non-voting Series A preferred stock was economically equivalent to our common stock. Accordingly, as of the date of this prospectus, there are no issued and outstanding shares of preferred stock.

Our certificate of formation, subject to limitations prescribed in our bylaws and subject to limitations prescribed by Texas law, authorizes the board of directors, from time to time by resolution or duly authorizing committee of the board and without further shareholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the relative rights and preferences of the shares of a series including voting powers, dividend rights, liquidation preferences, redemption rights and conversion privileges. As a result of its broad discretion with respect to the creation, establishment of the terms, and issuance of shares of a series of our preferred stock without shareholder approval, our board of directors could adversely affect the voting power of the holders of common stock or another series of preferred stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of our Company. While the terms of preferred stock may vary from series to series, holders of our common stock should assume that all shares of preferred stock will be senior to our common stock in respect of distributions and on liquidation.

Although the creation and authorization of preferred stock does not, in and of itself, have any effect on the rights of the holders of our common stock, the issuance of one or more series of preferred stock may affect the holders of common stock in a number of respects, including the following:

•	by subordinating our common stock to the preferred stock with respect to dividend rights, liquidation preferences, and other rights, preferences, and privileges;

•	by diluting the voting power of our common stock;

•	by diluting the earnings per share of our common stock; and

•	by issuing common stock, upon the conversion of the preferred stock, at a price below the fair market value or original issue price of the common stock that is outstanding prior to such issuance.

Terms of the Preferred Stock That We May Offer and Sell to You

You should refer to the prospectus supplement relating to the shares of one or more series of preferred stock being offered for sale for the specific terms of that series, including:

•	the title and par value of the series of preferred stock being offered and the price per share at which such shares of the series of preferred stock are being offered to the public;

•	the number of shares of the series of preferred stock being offered;

•	the number of shares of preferred stock included in that series of preferred stock;

•	the liquidation preference per share of the preferred stock of such series;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the shares of the series of preferred stock being offered;

•	whether dividends will be cumulative or noncumulative and, if cumulative, the date from which dividends on the shares of preferred stock being offered will accumulate;

•	the procedures for any auction and remarketing, if any, for the shares of preferred stock being offered;

•	the provisions for a sinking fund, if any, for the shares of preferred stock being offered;

•	the provisions for redemption, if applicable, of the shares of preferred stock being offered;

•	any listing of the shares of preferred stock being offered on any securities exchange or market;

•

the terms and conditions, if applicable, upon which the shares of preferred stock being offered will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange ratio or price, or the manner of calculating the conversion or exchange ratio or price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

•	voting rights, if any, of the shares of preferred stock being offered;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the shares of preferred stock being offered;

•

the relative ranking and preferences of the shares of preferred stock being offered as to dividend rights to participate in our assets and rights upon winding up or termination of the affairs of our Company;

•

any limitations on the issuance of any series of preferred stock ranking senior to or equally with the series of preferred stock being offered as to dividend rights and rights to participate in our assets upon winding up or termination of the affairs of our Company; and

•	any other specific terms, preferences, rights, limitations or restrictions of the shares of preferred stock being offered.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer fractional interests in shares of our preferred stock, in which case we will issue receipts for depositary shares and each of these depositary shares will represent a fraction of a share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and our preferred stock, as well as the form of the deposit agreement, our certificate of formation and bylaws relating to the applicable series of our preferred stock that are, or will be, filed with the SEC. Therefore, you should carefully consider the actual provisions of these documents.

General

Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of our preferred stock underlying that depositary share, to all rights and preferences of our preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of our preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. The name and address of the principal executive office of the depositary will be included in the prospectus supplement relating to the issuance.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Dividends and Other Distributions

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of our preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for our preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

If a series of our preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of our preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of our preferred stock held by the depositary. Whenever we redeem any of our preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing our preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and no fewer than 20 nor more than 60 days, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of our preferred stock.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting Rights

Upon receipt of notice of any meeting at which the holders of our preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying our preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of our preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for our preferred stock. The depositary will try, as far as practicable, to vote our preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote our preferred stock in accordance with these instructions. The depositary will not vote our preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Conversion or Exchange Rights

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Withdrawal of Preferred Stock

Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of our preferred stock underlying their depositary shares.

Partial shares of our preferred stock will not be issued. Holders of our preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for our preferred stock.

Taxation

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of our preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

•	the initial deposit of our preferred stock;

•	the initial issuance of the depositary shares;

•	any redemption of our preferred stock; and

•	all withdrawals of our preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

•	refuse to transfer depositary shares;

•	withhold dividends and distributions; and

•	sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of our preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of our preferred stock.

Neither we nor the depositary will be liable if either we or the depositary are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or our preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

•	written advice of counsel or accountants;

•	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

•	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock, depositary shares or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

After the close of business on the expiration date of a subscription rights offering, all unexercised subscription rights will become void.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of our common stock, preferred stock, depositary shares or for debt securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each shareholder;

•	the number and terms of each share of our common stock, preferred stock, depositary shares or for debt securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable subscription rights agreement and subscription rights certificate, which will be filed with the SEC in connection with any offering of subscription rights.

If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.

DESCRIPTION OF UNITS

We may issue units comprised of any combination of two or more of the other securities described in this prospectus and as specified in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder, with rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent.

The applicable prospectus supplement will specify the terms of the units, including:

•	the designation and terms of the units and of any of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units;

•	a discussion of the material U.S. federal income tax considerations, if applicable; and

•	whether the units if issued as a separate security will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC in connection with any offering of units.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants. The prospectus supplement will describe the specific terms of the warrants offered through that prospectus supplement and any general terms outlined in this section that will not apply to those warrants.

We may issue warrants for the purchase of common stock, preferred stock, depositary shares or debt securities. Warrants may be issued independently or together with securities offered by any prospectus supplement and may be attached to or separate from those securities, in one or more series. Warrants may be offered through a dividend or other distribution to shareholders and may be attached to or separate from other securities. Each series of warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner or under a separate warrant agreement between us and a bank or trust company, as warrant agent, which will be described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not act as an agent or trustee for any holders of warrants.

We have summarized the material terms and provisions of the warrant agreements and warrants in this section. You should read the applicable forms of warrant agreement and warrant certificate for additional information before you buy any warrants.

General

If warrants are offered, the applicable prospectus supplement will describe the terms of those warrants, including the following if applicable:

•	title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, number, aggregate principal amount, denominations and terms of the securities that may be purchased on exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

•	the date, if any, on and after which the warrants and the securities offered with the warrants, if any, will be separately transferable;

•	the purchase price for each security purchasable on exercise of the warrants;

•	the dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;

•	the periods during which and places at which such warrants are exercisable;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	any anti-dilution protection provisions;

•	the provisions, if any, for changes to or adjustments in the exercise price of the warrants;

•	the terms of any right that we may have to redeem or call the warrants;

•	the currency or currencies in which such warrants are exercisable, if other than U.S. dollars;

•	the effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;

•	the name and address of the warrant agent, if any;

•	whether the warrants will be issued in certificated or book-entry form; and

•	any other material terms, including terms, procedures and limitations relating to the transferability, exchange, exercise or amendment of such warrants.

Unless we state otherwise in the applicable prospectus supplement, the warrants will be in book-entry form only.

Until any warrants to purchase debt securities are exercised, the holder of such warrants will not have any of the rights of holders of the debt securities that can be purchased upon exercise, including any right to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock, preferred stock or depositary shares are exercised, holders of such warrants will not have any rights of holders of the underlying common stock, preferred stock or depositary shares, including any right to receive dividends or to exercise any voting rights.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities, number of shares of common stock, number of shares of preferred stock or number of shares of depositary receipts, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates, or a later date if we extend the time for exercise, unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent or us, as applicable, the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•

delivering the warrant certificate representing the warrants to the warrant agent, us, or other office indicated in the applicable prospectus supplement, as applicable, within five business days of the warrant agent or us receiving payment of the exercise price.

If a holder of warrant complies with the procedures described above, their warrants will be considered to have been exercised when we or the warrant agent, as applicable, receive payment of the exercise price. After a holder of warrants has completed those procedures, we will, as soon as practicable, issue and deliver to the holder the debt securities, common stock, depositary shares or preferred stock that the holder purchased upon exercise. If a holder of warrants exercises fewer than all of the warrants represented by a warrant certificate, we or the warrant agent, as applicable, will issue to the holder a new warrant certificate for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to Warrant Agreements

In connection with a warrant agreement with a warrant agent, we may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants if the changes are not inconsistent with the provisions of the warrants and do not materially adversely affect the interests of the holders of the warrants. We, along with the warrant agent, may also modify or amend a warrant agreement and the terms of the warrants if a majority of the then outstanding unexercised warrants affected by the modification or amendment consent. However, no modification or amendment that accelerates the expiration date, increases the exercise price, reduces the majority consent requirement for any such modification or amendment, or otherwise materially adversely affects the rights of the holders of the warrants may be made without the consent of each holder affected by the modification or amendment.

Common Stock Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of shares of common stock covered by, a warrant for common stock will be adjusted in the manner set forth in the applicable prospectus supplement if certain events occur, including:

•	if we issue capital stock as a dividend or distribution on the common stock;

•	if we subdivide, reclassify or combine the common stock;

•

if we issue rights or warrants to all holders of common stock entitling them to purchase common stock at less than the current market price, as defined in the warrant agreement for such series of common stock warrants;

•	if we distribute to all holders of common stock evidence of our indebtedness or our assets, excluding certain cash dividends and distributions referred to above; or

•	any other event described in the applicable prospectus supplement.

Except as stated above, the exercise price and number of shares of common stock covered by a common stock warrant will not be adjusted if we issue common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase common stock or securities convertible into or exchangeable for common stock.

Holders of common stock warrants may have additional rights under the following circumstances:

•	a reclassification or change of the common stock;

•	a consolidation, merger or share exchange involving us; or

•	a sale or conveyance to another corporation of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock become entitled to receive stock, securities, other property or assets, including cash, with respect to or in exchange for common stock, the holders of the common stock warrants then outstanding will be entitled to receive upon exercise of their common stock warrants the kind and amount of shares of stock and other securities or property that they would have received upon the reclassification, change, consolidation, merger, share exchange, sale or conveyance if they had exercised their common stock warrants immediately before the transaction.

Common Stock Warrants Issued and Outstanding

As part of the transaction with Bank4Texas Holdings, Inc., on August 24, 2010, we issued warrants to purchase 12,491 shares of our common stock, at an exercise price of $10.50 per share, to the Bank4Texas Holdings, Inc. organizers and the subscribers to a previous Bank4Texas offering. Such warrants are exercisable at any time until August 24, 2020. Of these warrants, warrants to purchase 2,619 shares of our common stock have been exercised as of the date of this prospectus.

As part of the acquisition of Oasis Bank, SSB, on November 30, 2012, we assumed the outstanding warrants to purchase Oasis Bank, SSB common stock and exchanged such warrants for warrants to purchase 19,140 shares of our common stock, at an exercise price of $12.84 per share, exercisable at any time on or prior to November 30, 2022, all of which remain outstanding as of the date of this prospectus.

PLAN OF DISTRIBUTION

The Company may sell the offered securities:

•	directly to purchasers,

•	through agents,

•	through dealers,

•	through underwriters,

•	directly to its stockholders, or

•	through a combination of any of these methods of sale.

The prospectus supplement relating to the offered securities will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents, the initial offering price of the offered securities to the public and the use of proceeds from the sale, purchase price of the offered securities, estimated offering expenses, any underwriting discounts, commissions and other items constituting underwriters’ compensation, and any underwriting discounts, commissions and other allowances and reallowances paid to dealers or agents and any securities exchanges on which the offered securities may be listed. The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

The Company may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to the prevailing market prices, or

•	at negotiated prices.

The Company may directly solicit offers to purchase offered securities. Agents designated by the Company from time to time may also solicit offers to purchase offered securities. Any agent designated by the Company, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the prospectus supplement.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus and a related prospectus supplement is delivered, the Company will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is, or underwriters are, used in the sale, the Company will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the prospectus supplement, which, along with this prospectus, will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If so indicated in the applicable prospectus supplement, the Company will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from the Company at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

•	the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject, and

•	if the offered securities are also being sold to underwriters, the Company will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, the Company in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any person participating in the distribution of the offered securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including without limitation Regulation M, which may limit the timing of transactions involving the offered securities under this prospectus.

Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such offered securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the offered securities under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such offered securities.

Under the securities law of various states, the offered securities under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the offered securities under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.

The Company, the underwriters or other agents may also engage in derivative transactions involving the offered securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the offered securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the offered securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the offered securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the offered securities purchased or borrowed from us or others (or, in the case of derivatives, offered securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the offered securities or close out any related open borrowings of the offered securities.

We expect that any agreements we may have with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution with respect to payments that they may be required to make. An underwriter, dealer or agent, or any of their affiliates, may be customers of, or otherwise engage in transactions with or perform services for us in the ordinary course of business.

The specific terms of any lock-up provisions with respect to any given offering will be described in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements, information statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document. You can get a copy of the registration statement, at prescribed rates, from the SEC web site listed above. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, www.ir.sotb.com/sec-filings. You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), upon written or oral request at the following address and telephone number:

1836 Spirit of Texas Way

Conroe, Texas 77301

(936) 521-1836

Attention: Corporate Secretary

The reference to our web site is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to other documents. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (SEC File No. 001-38484). These documents contain important information about us:

•	our Proxy Statement on Form DEF 14A, filed with the SEC on April 11, 2019;

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 15, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 10, 2019;

•	our Current Reports on Form 8-K or Form 8-K/A filed on January 30, 2019, February 5, 2019, April 3, 2019, May 24, 2019 and May 28, 2019;

•

the description of our common stock, no par value, contained in our registration of such securities on Form 8-A, filed with the SEC on May 2, 2018, and any other amendment or report filed for the purposes of updating such description.

We incorporate by reference any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this prospectus is a part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and supersede, where appropriate, the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

LEGAL MATTERS

Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by our counsel, Hunton Andrews Kurth LLP, Dallas, Texas. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 2018 and December 31, 2017, have been incorporated by reference in reliance upon the report of BDO USA, LLP, an independent registered public accounting firm, incorporated by reference, and upon the authority of said firm as an expert in accounting and auditing.

The consolidated financial statements of Beeville and its subsidiaries as of and for the years ended December 31, 2018 and December 31, 2017, have been incorporated by reference in reliance upon the report of BKD, LLP, independent auditors, and upon the authority of said firm as an expert in accounting and auditing.

2,000,000 Shares

Spirit of Texas Bancshares, Inc.

Common Stock

Prospectus Supplement

Joint Book-Running Managers

Stephens Inc.	Keefe, Bruyette & Woods
A Stifel Company

Co-Managers

Piper Jaffray	Sandler O’Neill + Partners, L.P.

July 25, 2019.

Through and including August 19, 2019 (25 days after the date of this prospectus), all dealers that buy, sell or trade our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.